================================================================================

       FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 16, 2007.
                                                     REGISTRATION NO. 333-134587

                             ---------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                 AMENDMENT NO. 3

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                               ELECTROGLAS, INC.*

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             ---------------------

            DELAWARE                                        77-0336101
 (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NO.)

                               5729 FONTANOSO WAY
                           SAN JOSE, CALIFORNIA 95138
                                 (408) 528-3000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                             ---------------------

                                   TOM BRUNTON
                             CHIEF FINANCIAL OFFICER
                                ELECTROGLAS, INC.
                               5729 FONTANOSO WAY
                           SAN JOSE, CALIFORNIA 95138
                                 (408) 528-3000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                             ---------------------

                                   COPIES TO:

                                JUSTIN L. BASTIAN
                                 FRANCIS M. JOSE
                             MORRISON & FOERSTER LLP
                               755 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304
                                 (650) 813-5600

                             ---------------------
      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement is declared effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462 under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. |_|

      If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. |_|

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                                                     CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                           AMOUNT           PROPOSED MAXIMUM         AMOUNT OF
                          TITLE OF EACH CLASS OF           TO BE                AGGREGATE          REGISTRATION
                       SECURITIES TO BE REGISTERED       REGISTERED          OFFERING PRICE             FEE
--------------------------------------------------------------------------------------------------------------------
PRIMARY OFFERING(1)
-------------------

Common Stock, par value $.01 per share
   (and any related preferred stock purchase rights)
Preferred Stock, par value $.01 per share
Debt Securities
Warrants (2)
Primary Offering Total (3)                              $24,250,000(4)          $24,250,000(4)(5)(6)    $2,594.75


SECONDARY OFFERING
------------------
6.25% Convertible Senior Subordinated Secured
  Notes due 2027                                        $25,750,000(8)          $25,750,000(5)          $2,755.25
Common Stock, par value $.01 per share(12)               11,220,044(9)                                         --(10)
Guarantees of 6.25% Convertible Senior
  Subordinated Secured Notes due 2027                     --                           --                      --(11)

TOTAL:                                                    --                    $50,000,000             $5,350.00(7)

(1) These offered securities may be sold separately, together or as units with other offered securities.

(2) The warrants represent rights to purchase the other classes of securities of Electroglas, Inc. registered hereunder.

(3) This registration statement also registers such indeterminate amounts of securities as may be issued upon conversion or settlement of, or in exchange for, the securities registered hereunder and, pursuant to Rule 416(a) under the Securities Act, such indeterminable number of shares as may be issued upon conversion or exchange as a result of stock splits, stock dividends or similar transactions.

(4) Represents an indeterminate number or aggregate principal amount of the securities being registered for issuance at various times and at indeterminate prices, with an aggregate initial offering price not to exceed $24,250,000 or the equivalent thereof in one or more currencies, foreign currency units or composite currencies. Such amount represents the issue price rather than the principal amount of any debt securities issued at original issue discount.

(5) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

(6)  Exclusive of accrued interest, distributions and dividends, if any.

(7)  Previously paid.

(8) Represents the aggregate principal amount of the Registrant's 6.25% Convertible Senior Subordinated Secured Notes due 2027 (the "notes") issued by the Registrant prior to the date of this Amendment No. 3.

(9) Represents the maximum number of shares of common stock of Electroglas, Inc. that could be issuable upon conversion of the notes at a rate of
     435.72985 shares of common stock per $1,000 principal amount of notes. Pursuant to Rule 416 of the Securities Act, this registration statement also covers such additional shares that may be issued as a result of a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(10) Pursuant to Rule 457(i) under the Securities Act, there is no filing fee payable with respect to shares of common stock of Electroglas, Inc. issuable upon conversion of the notes because no additional consideration will be received in connection with the conversion of the notes.

(11) Pursuant to Rule 457(n) under the Securities Act, there is no additional filing fee payable with respect to the guarantees.

(12) Includes any related preferred stock purchase rights.

* Includes existing domestic subsidiaries of Electroglas, Inc. that either have guaranteed or may guarantee, the notes, and which are also registrants. Information regarding these additional registrants appears below.

-------------------------------------------------------------------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

                         TABLE OF ADDITIONAL REGISTRANTS



                                                                             (Primary
                                                                             Standard
                                                       (State or Other       Industrial
(Exact name of Additional Registrant as                 Jurisdiction of    Classification      I.R.S. Employer
Specified in its Charter)(1)                            Incorporation)      Code Number)    Identification Number
----------------------------------------------         ------------------  -------------    ---------------------
Electroglas International, Inc.                           Delaware           3559                 77-0345011
EGsoft, Inc.                                              Delaware           3559                 77-0539150
EGsoft Holdings Corporation                               Delaware           3559                 77-0539151


(1) The address for each of the entities listed above is 5729 Fontanoso Way, San Jose, California 95138.



                                EXPLANATORY NOTE

This Registration Statement includes a prospectus relating to the potential sale, from time to time, by the Registrant of shares of common stock, shares of one or more series of preferred stock, one or more series of debt securities, and warrants to purchase shares of common stock or preferred stock, debt securities or any combination of such shares and debt securities, separately, together or as units with other offered securities, in one or more offerings.

This Registration Statement also includes a prospectus relating to the resale by the selling securityholders named in such prospectus of the Registrant's 6.25% Convertible Senior Subordinated Secured Notes due 2027 and guarantees of such notes by certain of our subsidiaries, and shares of our common stock issuable upon conversion of such notes.

         The information in this prospectus is not complete and may be changed or supplemented. No securities described in this prospectus can be sold until the registration statement that we filed to cover the securities has become effective under the rules of the Securities and Exchange Commission. This prospectus is not an offer to sell the securities, nor is it a solicitation of an offer to buy the securities, in any state where an offer or sale of the securities is not permitted.

                    SUBJECT TO COMPLETION, DATED MAY 16, 2007

                                   $24,250,000

                                ELECTROGLAS, INC.

                                  COMMON STOCK

                                 PREFERRED STOCK

                                 DEBT SECURITIES

                                    WARRANTS

         This prospectus relates to shares of common stock, shares of preferred stock, debt securities and debt and equity warrants that we, Electroglas, Inc., may sell from time to time in one or more offerings. The aggregate initial offering price of the securities we may sell in these offerings will not exceed $24,250,000 (such amount represents the issue price rather than the principal amount of any debt securities issued at original issue discount). This prospectus will allow us to issue securities over time. We will provide a prospectus supplement each time we issue securities, which will inform you about the specific terms of that offering and may also supplement, update or amend information contained in this document.

         The securities offered by this prospectus and any prospectus supplement may be offered directly or to or through underwriters or dealers. If any underwriters are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. You should read this prospectus and each applicable prospectus supplement carefully before you invest in our securities.

         Our common stock is listed on the Nasdaq Global Market under the symbol "EGLS." The last reported sale price of our common stock on the Nasdaq Global Market on May 15, 2007 was $2.16 per share. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system, or over-the-counter market. If we decide to seek listing of any such securities, a prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

         Investing in our securities involves risk. See "RISK FACTORS" beginning on page A-5 of this prospectus. You should read carefully this document and any applicable prospectus supplement before you invest.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is May 16, 2007.


                TABLE OF CONTENTS OF PRIMARY OFFERING PROSPECTUS

ABOUT THIS PROSPECTUS........................................................................A-3

FORWARD-LOOKING STATEMENTS...................................................................A-4

ELECTROGLAS, INC.............................................................................A-5

RISK FACTORS.................................................................................A-5

FACTORS THAT MAY AFFECT OPERATING RESULTS AND FINANCIAL CONDITION............................A-5

USE OF PROCEEDS.............................................................................A-10

RATIO OF EARNINGS TO FIXED CHARGES..........................................................A-10

THE SECURITIES WE MAY OFFER.................................................................A-10

DESCRIPTION OF THE COMMON STOCK WE MAY OFFER................................................A-11

DESCRIPTION OF THE PREFERRED STOCK WE MAY OFFER.............................................A-11

DESCRIPTION OF THE DEBT SECURITIES WE MAY OFFER.............................................A-12

DESCRIPTION OF THE WARRANTS WE MAY OFFER....................................................A-18

ANTI-TAKEOVER EFFECTS OF DELAWARE LAW, OUR CERTIFICATE OF INCORPORATION AND OUR BYLAWS......A-19

PLAN OF DISTRIBUTION........................................................................A-22

WHERE YOU CAN FIND MORE INFORMATION.........................................................A-23

LEGAL MATTERS...............................................................................A-24

EXPERTS.....................................................................................A-24



You should rely only on the information contained or incorporated by reference in this prospectus and, if applicable, any prospectus supplement. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and, if applicable, any prospectus supplement or any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or on the front cover of the applicable documents or as specifically indicated in the document. Our business, financial condition, results of operations and prospects may have changed since that date.

                              ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell:

     o    shares of common stock,

     o    shares of one or more series of preferred stock,

     o    one or more series of debt securities, and

     o warrants to purchase shares of common stock or preferred stock, debt securities or any combination of such shares and debt securities,

separately, together or as units with other offered securities, in one or more offerings. The aggregate initial offering price of the securities we sell in these offerings will not exceed $24,250,000 (such amount represents the issue price rather than the principal amount of any debt securities issued at original issue discount). This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplements together with the additional information described below under the heading "WHERE YOU CAN FIND MORE INFORMATION" before you decide whether to invest in the securities.

You should rely only upon the information contained in, or incorporated into, this prospectus and the applicable prospectus supplements that contain specific information about the securities we are offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this document is accurate only as of the date on the front cover of this document. Our business, financial condition, results of operations and prospects may have changed since that date. Except as otherwise provided in this prospectus, unless the context otherwise requires, references in this prospectus to "we," "us" and "our" refer to Electroglas, Inc. and its subsidiaries. To understand our offering of these securities fully, you should read this entire document carefully, including particularly the "RISK FACTORS" section and the documents identified in the section entitled "WHERE YOU CAN FIND MORE INFORMATION," as well as the applicable prospectus supplements that contain specific information about the securities we are offering.

                           FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, or incorporated by reference in this prospectus, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including statements made with respect to the sufficiency of our future cash from operations, cash and cash equivalents, our intention to use the net proceeds from the sale of our securities for general business purposes, our belief that we have certain technological and other advantages over our competitors, our expectation to continue to invest in selective new wafer prober development programs, our expectation that international sales will continue to represent a significant percentage of our net sales, statements regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as "may," "will," "should," "would," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential," "seem," "seek," "future," "continue," or "appear" or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Although forward-looking statements are based on our current plans or assessments that are believed to be reasonable as of the date of this prospectus, they inherently involve certain risks and uncertainties. These forward-looking statements are subject to a number of risks and uncertainties including those discussed herein under "RISK FACTORS."

Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus, the documents that we incorporate by reference in this prospectus and any applicable prospectus supplement completely and with the understanding that our actual future results, performance, achievements and prospects may be materially different from what we expect. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus, the documents that we incorporate by reference in this prospectus and any applicable prospectus supplement. Except for our ongoing obligations to disclose material information under the federal securities laws, we are not obligated to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

                                ELECTROGLAS, INC.

         We are a supplier of semiconductor manufacturing equipment and software to the global semiconductor industry. We were incorporated in Delaware on April 1, 1993, to succeed the wafer prober business conducted by the Electroglas division of General Signal Corporation, our former parent. Immediately prior to the closing of the initial public offering of our common stock, or IPO, on July 1, 1993, we assumed the assets and liabilities of the Electroglas division in the asset transfer. Following our IPO, we commenced operations as an independent corporation. We, through our predecessors, have been in the semiconductor equipment business for more than 40 years.

         Our primary product line is automated wafer probing equipment and related network software to manage information from that equipment. In conjunction with automated test systems from other suppliers, our semiconductor manufacturing customers use our wafer probers and network software to quality test semiconductor wafers and to improve their productivity and control their processes, optimizing manufacturing efficiency. Electroglas' installed base is one of the largest in the industry, having sold over 15,000 wafer probers.

         In January 2001, we acquired Statware Inc., of Corvallis, Oregon, to further expand our network software product offerings in the test management area. Today, the Statware technology is the basis for our web-based applications that allow our customers to monitor and control probers from any location, as well as collect, analyze, and report critical test process information and automatically direct corrective action.

         Starting in 2003, we reset our focus to our core competency of wafer probing and delivering advanced wafer probing solutions. In 2003, we sold our Fab Solutions software product lines and our Optical Inspection product line. This renewed focus allowed us to spend more time developing and delivering innovative products to help our customers overcome their most critical semiconductor test challenges. In 2004, we introduced a new extended performance 200mm wafer prober, the 4090u+, and in 2005, a new 300mm prober, the EG6000, that represents a major advancement in prober design and automation and is focused on providing substantially better performance than currently available competitors' products.

                                  RISK FACTORS

         An investment in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties set forth below, the specific risks set forth under the caption "RISK FACTORS" in the applicable prospectus supplement and in any of our other filings with the SEC pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, incorporated by reference herein, the information set forth in the section of this prospectus entitled "FORWARD-LOOKING STATEMENTS", and all other information contained or incorporated by reference in this prospectus, before you purchase our securities. The risks and uncertainties described below are not the only ones facing our company. There may be additional risks that we presently do not know or that we currently believe are immaterial which could also impair our business, financial condition, operating results or prospects. Any of the following risks, either alone or taken together, could materially and adversely, affect our business, financial condition, operating results or prospects. As a result, the market price of our securities could decline, and you could lose part or all of your investment.

       FACTORS THAT MAY AFFECT OPERATING RESULTS AND FINANCIAL CONDITION

SEMICONDUCTOR INDUSTRY DOWNTURNS ADVERSELY AFFECT OUR REVENUES AND OPERATING RESULTS.

         Our business largely depends on capital expenditures by semiconductor manufacturers and semiconductor test companies, which in turn depend on the current and anticipated market demand for integrated circuits and products that use integrated circuits. The semiconductor industry is highly cyclical and has historically experienced periods of oversupply resulting in significantly reduced demand for capital equipment. During a down cycle, we must be in a position to adjust our cost and expense structure to prevailing market conditions. Our ability to reduce expenses may be limited by our need to invest in the engineering, research and development and marketing required to penetrate targeted markets and maintain extensive customer service and support. During periods of rapid growth, we must be able to rapidly increase manufacturing capacity and personnel to meet customer demand. We cannot assure our investors that these objectives can be met, which would likely have a material and adverse effect on our business and operating results.

OUR HISTORICAL FINANCIAL RESULTS HAVE BEEN, AND OUR FUTURE FINANCIAL RESULTS ARE ANTICIPATED TO BE, SUBJECT TO SUBSTANTIAL FLUCTUATIONS.

         If we do not meet our forecasts and additional capital is unavailable, we may have insufficient capital available to us to support our business activities and continue to operate our business pursuant to our current business plan. Total revenues were $35.9 million, $44.3 million, and $11.2 million, respectively, for the nine months ended March 3, 2007, the year ended May 31, 2006, and the five months ended May 31, 2005. We incurred operating losses of $3.0 million, $15.7 million and $11.5 million, for the same periods, respectively. The demand for our products follows the semiconductor test markets, which remain highly cyclical and difficult to forecast. Another economic slowdown and/or changes in demand for our products and services and other factors could adversely affect our business in the near term, and we may experience additional declines in revenue and increases in operating losses. We cannot assure our investors that we will be able to return to operating profitability or that, if we do, we will be able to sustain it. Our cash, cash equivalents and short-term investments totaled $8.8 million at March 3, 2007. Our cash used in operating activities was $10.1 million during the nine months ended March 3, 2007. We currently anticipate that our future cash from operations, available cash and cash equivalents, our available credit facilities at March 3, 2007, and the proceeds from the $25.75 million private placement of the notes completed in March 2007 (the "6.25% Notes Offering") should be sufficient to meet our anticipated needs for working capital and capital expenditures through the next twelve months. Although we are committed to the successful execution of our operating plan and will take further action as necessary to align our operations and reduce expenses, there can be no assurance that our cash utilization will remain at or be reduced below its current level or that we will have sufficient capital available to us to support our business activities and continue to operate our business pursuant to our current business plan. We cannot assure you that additional financing if needed will be available on terms favorable to us, or at all. If adequate funds are not available or are not available on terms favorable to us, we may not be able to continue to operate our business pursuant to our current business plan and our ability to run our business would be negatively impacted.

OUR OPERATING RESULTS ARE SUBJECT TO VARIABILITY AND UNCERTAINTY, WHICH COULD NEGATIVELY IMPACT OUR STOCK PRICE.

         We have experienced and expect to continue to experience significant fluctuations in our results. Our backlog at the beginning of each period does not necessarily determine actual sales for any succeeding period. Our sales have often reflected orders shipped in the same period that they were received. Customers may cancel or reschedule shipments, and production difficulties could delay shipments. For the nine months ended March 3, 2007, year ended May 31, 2006, five months ended May 31, 2005, and years ended December 31, 2004 and 2003, five of our customers accounted for 45%, 51%, 58%, 63%, and 54%, respectively, of our net sales. If one or more of our major customers delayed, ceased or significantly curtailed its purchases, it could cause our quarterly results to fluctuate and would likely have a material adverse effect on our results of operations. Other factors that may influence our operating results in a particular quarter include the timing of the receipt of orders from major customers, product mix, competitive pricing pressures, the relative proportions of domestic and international sales, our ability to design, manufacture and introduce new products on a cost-effective and timely basis, the delay between expenses to further develop marketing and service capabilities and the realization of benefits from those improved capabilities, and the introduction of new products by our competitors. Accordingly, our results of operations are subject to significant variability and uncertainty from quarter to quarter, which could adversely affect our stock price.

IF WE DO NOT CONTINUE TO DEVELOP AND SUCCESSFULLY MARKET NEW PRODUCTS, OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

         We believe that our future success will depend in part upon our ability to continue to enhance existing products and to develop and manufacture new products. As a result, we expect to continue investing in selective new wafer prober development programs. There can be no assurance that we will be successful in the introduction, marketing and cost effective manufacture of any of our new products; that we will be able to develop and introduce new products in a timely manner; enhance our existing products and processes to satisfy customer needs or achieve market acceptance; or that the new markets for which we are developing new products or expect to sell current products, such as the market for 300mm wafer probers will develop sufficiently. To develop new products successfully, we depend on close relationships with our customers and the willingness of those customers to share information with us. The failure to develop products and introduce them successfully and in a timely manner could adversely affect our competitive position and results of operations. For example, our 300mm wafer probers have not yet achieved broad market acceptance due to the lateness of the introduction of this production prober, which has resulted in a significant loss in market share. Additionally, the customer evaluation process for our new 300mm prober products can be lengthy and can consume significant Company resources. Our future sales will be impacted by our ability to successfully complete these new product evaluations.

IF WE DO NOT SUCCESSFULLY COMPETE IN THE MARKETS IN WHICH WE DO BUSINESS, OUR BUSINESS AND RESULTS OF OPERATIONS WILL BE NEGATIVELY AFFECTED.

         Our major competitors in the prober market are Tokyo Electron Limited ("TEL") and Tokyo Seimitsu ("TSK"), both of which are based in Japan. In the prober market, these competitors have greater financial, engineering and manufacturing resources than we do as well as larger service organizations and long-standing customer relationships. Our competitors can be expected to continue to improve the design and performance of their products and to introduce new products with competitive price/performance characteristics. Competitive pressures may force price reductions that could adversely affect our operating results. Although we believe we have certain technological and other advantages over our competitors, maintaining and capitalizing on these advantages will require us to continue a high level of investment in engineering, research and development, marketing, and customer service. We cannot assure you that we will have sufficient resources to continue to make these investments or that we will be able to make the technological advances necessary to maintain such competitive advantages.

WE HAVE INCURRED SUBSTANTIAL INDEBTEDNESS AS A RESULT OF THE SALE OF CONVERTIBLE NOTES.

         As of March 3, 2007 the Company had $8.5 million of 5.25% fixed rate convertible subordinated notes (the "5.25% Notes"), which become due on June 15, 2007. In March 2007, the Company completed a $25.75 million private placement of the notes. The Company is committed to use part of the note proceeds from the 6.25% Notes Offering to repay in June the $8.5 million of 5.25% Notes which mature. The notes mature in 2027; however, the holders have the right on March 26, 2011, 2015, 2016, 2019, 2021 and 2023 to demand repayment in full.
Additionally, one of the covenants of the indenture with respect to the notes provides that if we are late with any of our required filings under the Exchange Act, and if we fail to effect a cure within 60 days, which is subject to extension, such event would constitute an event of default under the indenture and the notes could become immediately due and payable. As a result of our restructuring efforts, the Company has fewer employees to perform the day-to-day controls, processes and activities, which increases the risk that we will be unable to make timely filings in accordance with the Exchange Act. The notes could materially and adversely affect our ability to obtain additional debt financing for working capital, acquisitions or other purposes, limit our flexibility in planning for or reacting to changes in our business, reduce funds available for use in our operations and could make us more vulnerable to industry downturns and competitive pressures. Our ability to meet our debt service obligations will be dependent upon our future performance, which will be subject to financial, business and other factors affecting our operations, some of which are beyond our control.

IF WE DO NOT SUCCESSFULLY PROTECT OUR INTELLECTUAL PROPERTY, OUR BUSINESS COULD BE NEGATIVELY IMPACTED.

         Our success depends in significant part on our intellectual property. While we attempt to protect our intellectual property through patents, copyrights and trade secrets, we believe that our success will depend more upon innovation, technological expertise and distribution strength. There can be no assurance that we will successfully protect our technology or that competitors will not be able to develop similar technology. No assurance can be given that the claims allowed on any patents we hold will be sufficiently broad to protect our technology. In addition, we cannot assure you that any patents issued to us will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide us with competitive advantages.

DISRUPTIONS OR TERMINATION OF SOME OF OUR KEY SOURCES OF SUPPLIES COULD DAMAGE OUR CUSTOMER RELATIONS AND HARM OUR BUSINESS.

         We use numerous suppliers to supply components and subassemblies for the manufacture and support of our products and systems. While we make reasonable efforts to ensure that such components and subassemblies are available from multiple suppliers, this is not always possible. Although we seek to reduce our dependence on these limited source suppliers, disruption or termination of certain of these sources could occur and such disruptions could have at least a temporary adverse effect on our results of operations and damage customer relationships. Moreover, a prolonged inability to obtain certain components, or a significant increase in the price of one or more of these components, could have a material adverse effect on our business, financial condition and results of operations.

IF WE DO NOT SUCCESSFULLY ADDRESS THE CHALLENGES INHERENT IN CONDUCTING INTERNATIONAL SALES AND OPERATIONS, OUR BUSINESS AND RESULTS OF OPERATIONS WILL BE NEGATIVELY IMPACTED.

         We have experienced fluctuations in our international sales and operations. International sales accounted for 56%, 58%, 73%, 63%, and 65% of our net sales for the nine months ended March 3, 2007, year ended May 31, 2006, five months ended May 31, 2005, and years ended December 31, 2004 and 2003, respectively. We expect international sales to continue to represent a significant percentage of net sales. We are subject to certain risks inherent in doing business in international markets, one or more of which could adversely affect our international sales and operations, including:

     o the imposition of government controls on our business and/or business partners;

     o fluctuations in the United States dollar, which could increase our foreign sales prices in local currencies;

     o    export license requirements;

     o    restrictions on the export of technology;

     o    changes in tariffs;

     o    legal and cultural differences in the conduct of business;

     o    difficulties in staffing and managing international operations;

     o    strikes;

     o    longer payment cycles;

     o    difficulties in collecting accounts receivable in foreign countries;

     o    withholding taxes that limit the repatriation of earnings;

     o    trade barriers and restrictions;

     o    immigration regulations that limit our ability to deploy employees;

     o    political instability;

     o    war and acts of terrorism;

     o    natural disasters; and

     o variations in effective income tax rates among countries where we conduct business.

         Although these and similar regulatory, geopolitical and global economic factors have not yet had a material adverse effect on our operations, there can be no assurance that such factors will not adversely impact our operations in the future or require us to modify our current business practices. In addition, the laws of certain foreign countries where we do business may not protect our intellectual property rights to the same extent as do the laws of the United States. Further, we have found it difficult to penetrate the large Japanese market, which represents a significant percentage of the worldwide wafer prober market. Our past sales in Japan have not been significant.

         In addition, an increasing portion of our products and the products we purchase from our suppliers are sourced or manufactured in foreign locations, including China, and a large portion of the devices our products test are fabricated and tested by foundries and subcontractors in Taiwan, Singapore, China and other parts of Asia. As a result, we are subject to a number of economic and other risks, particularly during times of political or financial instability in these regions. Disruption of manufacturing or supply sources in these international locations could materially adversely impact our ability to fill customer orders and potentially result in lost business.

OUR BUSINESS WILL BE HARMED IF WE CANNOT HIRE AND RETAIN KEY EMPLOYEES.

         Our future success partly depends on our ability to hire and retain key personnel. We also need to attract additional skilled personnel in all areas to grow our business. While many of our current employees have many years of service with us, there can be no assurance that we will be able to retain our existing personnel or attract additional qualified employees in the future. Our common stock is currently trading at a price below the exercise price of most of our outstanding stock options.

OUR CHARTER DOCUMENTS AND SHAREHOLDERS RIGHTS PLAN, AS WELL AS DELAWARE LAW, COULD MAKE IT DIFFICULT FOR A THIRD PARTY TO ACQUIRE US.

         Our Shareholders Rights Plan and certain provisions of our Certificate of Incorporation and Delaware law could discourage potential acquisition proposals and could delay or prevent a change in our control. Such provisions could diminish the opportunities for a stockholder to participate in tender offers, including tender offers at a price above the then current market value of our common stock. Such provisions may also inhibit fluctuations in the market price of our common stock that could result from takeover attempts. In addition, the Board of Directors, without further stockholder approval, may issue additional series of preferred stock that could have the effect of delaying, deterring or preventing a change in our control. The issuance of additional series of preferred stock could also adversely affect the voting power of the holders of common stock, including the loss of voting control to others. We have no current plans to issue any Preferred Stock.

WHILE WE BELIEVE THAT WE HAVE IMPROVED INTERNAL CONTROLS OVER FINANCIAL REPORTING SINCE OUR YEAR ENDED MAY 31, 2006, WE ARE CONTINUOUSLY EXPOSED TO RISKS FROM RECENT LEGISLATION REQUIRING COMPANIES TO EVALUATE THOSE INTERNAL CONTROLS.

         Section 404 of the Sarbanes-Oxley Act of 2002 requires our management to report on, and our independent auditors to attest to, the effectiveness of our internal control structure and procedures for financial reporting each year. We expect to continue to incur expenses and to devote management resources to
Section 404 compliance. In the event that our chief executive officer, chief financial officer or independent registered public accounting firm determine that our internal controls over financial reporting are still not effective as defined under Section 404, investor perceptions of us may be adversely affected and could cause a decline in the market price of our stock.

                                 USE OF PROCEEDS

         Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general business purposes. We may invest the proceeds in short-term interest-bearing instruments or other investment grade securities.

                       RATIO OF EARNINGS TO FIXED CHARGES


         The following table sets forth the ratio of earnings to fixed charges of Electroglas, Inc. and its subsidiaries for the nine months ended March 3, 2007, the fiscal year ended May 31, 2006, the five months ended May 31, 2005 and the years ended December 31, 2004 through 2002.

-----------------------------------------------------------------------------------------------------------
   NINE MONTHS ENDED MARCH 3, 2007  2006  FIVE MONTHS ENDED MAY 31, 2005     2004    2003    2002
-----------------------------------------------------------------------------------------------------------
                 (1)                (1)                 (1)                   (1)    (1)      (1)
-----------------------------------------------------------------------------------------------------------

         The ratio of earnings to fixed charges represents the number of times "fixed charges" are covered by "earnings." "Fixed charges" consist of interest expense, including amortization of debt issuance costs, and the portion of rental expense deemed to represent interest. "Earnings" consist of income from continuing operations before income taxes plus fixed charges.

         (1) We would have had to generate additional earnings for the nine months ended March 3, 2007, the fiscal year ended May 31, 2006, the five months ended May 31, 2005 and the years ended December 31, 2004, 2003 and 2002 of $12.2 million, $34.7 million, $12.4 million, $6.3 million, $60.1 million and $77.8 million, respectively to achieve a ratio of 1:1.

                           THE SECURITIES WE MAY OFFER

         We may, from time to time, offer under this prospectus:

         o        shares of common stock,

         o        shares of one or more series of preferred stock,

         o        one or more series of debt securities, and

         o warrants to purchase shares of common stock or preferred stock, debt securities or any combination of such shares and debt securities,

separately, together or as units with other offered securities, in one or more offerings. The aggregate initial offering price of the offered securities will not exceed $24,250,000 (such amount represents the issue price rather than the principal amount of any debt securities issued at original issue discount).

                  DESCRIPTION OF THE COMMON STOCK WE MAY OFFER

         The holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders, including the election of directors. Stockholders are not entitled to cumulative voting rights, and, accordingly, the holders of a majority of the shares voting for the election of directors can elect our entire board of directors if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any person to our board of directors.

         The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors, in its discretion, from funds or assets legally available therefor and subject to prior dividend rights of holders of any shares of preferred stock which may be outstanding.

         Bank credit agreements and lease agreements that we may enter into from time to time and debt securities that we may issue from time to time may restrict our ability to declare or pay dividends on our common stock. Upon our liquidation, dissolution or winding up, subject to prior liquidation rights of the holders of preferred stock, the holders of common stock are entitled to receive on a pro rata basis our remaining assets available for distribution. There are no conversion rights or redemption or sinking fund provisions with respect to our common stock. All outstanding shares of common stock are, and all shares of common stock issuable upon conversion or exercise of the securities being offered by this prospectus will be, fully paid and not liable to further calls or assessment by us.

         Pursuant to our stockholder rights plan, each share of our common stock trades with a right to purchase Series A preferred stock under certain circumstances. For a description of these rights, see "ANTI-TAKEOVER EFFECTS OF DELAWARE LAW, OUR CERTIFICATE OF INCORPORATION AND OUR BYLAWS-- STOCKHOLDER RIGHTS PLAN" below.

                 DESCRIPTION OF THE PREFERRED STOCK WE MAY OFFER

         The following briefly summarizes the material terms of our preferred stock, other than pricing and related terms that will be disclosed in an accompanying prospectus supplement. You should read the particular terms of any series of preferred stock offered by us, which will be described in more detail in any prospectus supplement relating to such series, together with the more detailed provisions of our certificate of incorporation and the certificate of designation relating to each particular series of preferred stock for provisions that may be important to you. The certificate of designation relating to the particular series of preferred stock offered by an accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered. We also refer you to the section of this prospectus entitled "ANTI-TAKEOVER EFFECTS OF DELAWARE LAW, OUR CERTIFICATE OF INCORPORATION AND OUR BYLAWS" for a discussion of certain provisions that could make our acquisition by a third party, a change in our incumbent management, or a similar change of control more difficult.

         As of the date of this prospectus, we are authorized to issue up to 1,000,000 shares of preferred stock, par value $0.01 per share, of which, no shares of preferred stock are outstanding. Our board of directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue from time to time up to an aggregate of 1,000,000 shares of preferred stock in one or more series. Each series of preferred stock will have the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, as our board of directors determines.

         Whenever preferred stock is to be sold pursuant to this prospectus, we will file a prospectus supplement relating to that sale which will specify:

         o        the number of shares in the series of preferred stock;

         o the designation for the series of preferred stock by number, letter or title that will distinguish the series from any other series of preferred stock;

         o the dividend rate, if any, and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

         o        the voting rights of that series of preferred stock, if any;

         o any conversion provisions applicable to that series of preferred stock;

         o any redemption or sinking fund provisions applicable to that series of preferred stock;

         o the liquidation preference per share of that series of preferred stock; and

         o the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

         The transfer agent, registrar, dividend disbursing agent and redemption agent, if any, for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

                 DESCRIPTION OF THE DEBT SECURITIES WE MAY OFFER

         This prospectus describes the general terms and provisions of the debt securities we may offer and sell by this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

         We may offer under this prospectus up to $24,250,000 in aggregate principal amount of debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for an initial offering price of up to $24,250,000. We may offer debt securities in the form of either senior debt securities or subordinated debt securities. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the "debt securities." Unless otherwise specified in a prospectus supplement, the senior debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt.

         The debt securities will be issued under an indenture between us and a trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. We have summarized the general features of the debt securities to be governed by the indenture. The summary is not complete. The executed indenture will be incorporated by reference from a current report on Form 8-K. We encourage you to read the indenture, because the indenture, and not this summary, will govern your rights as a holder of debt securities. Capitalized terms used in this summary will have the meanings specified in the indenture. References to "we," "us" and "our" in this section, unless the context otherwise requires or as otherwise expressly stated, refer to Electroglas, Inc., excluding its subsidiaries.

         The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors, or a committee thereof, and set forth or determined in the manner provided in an officers' certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement.

         We may issue an unlimited amount of debt securities under the indenture, and the debt securities may be in one or more series with the same or various maturities, at par, at a premium or at a discount. Except as set forth in any prospectus supplement, we will also have the right to "reopen" a previous series of debt securities by issuing additional debt securities of such series without the consent of the holders of debt securities of the series being reopened or any other series. Any additional debt securities of the series being reopened will have the same ranking, interest rate, maturity and other terms as the previously issued debt securities of that series. These additional debt securities, together with the previously issued debt securities of that series, will constitute a single series of debt securities under the terms of the applicable indenture.

         We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the aggregate principal amount and other terms of the debt securities, which will include some or all of the following:

         o the form (including whether the debt securities will be issued in global or certificated form) and title of the debt securities;

         o the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

         o any limit on the aggregate principal amount of the debt securities;

         o the date or dates on which we will pay the principal on the debt securities;

         o the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest;

         o the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

         o the place or places where principal of, and premium and interest on, the debt securities will be payable;

         o the terms and conditions upon which we may redeem the debt securities;

         o any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

         o the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

         o the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

         o the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

         o        the currency of denomination of the debt securities;

         o any provisions relating to any security provided for the debt securities;

         o any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

         o any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

         o any conversion provisions, including the security into which the debt securities are convertible, the conversion price, the conversion period, provisions as to whether conversion will be mandatory, at the option of the holder or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion if such series of debt securities are redeemed;

         o whether the debt securities will be senior debt securities or subordinated debt securities and, if applicable, a description of the subordination terms thereof;

         o any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

         o any other terms of the debt securities, which may modify, delete, supplement or add to any provision of the indenture as it applies to that series.

         We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

         If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.


TRANSFER AND EXCHANGE

         Each debt security will be represented by either one or more global securities registered in the name of The Depositary Trust Company, as Depositary, or a nominee (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security") as set forth in the applicable prospectus supplement.

         You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

         You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

NO PROTECTION IN THE EVENT OF A CHANGE OF CONTROL

         Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

COVENANTS

         We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

CONSOLIDATION, MERGER AND SALE OF ASSETS

         We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

         o we are the surviving corporation or the successor person (if other than us) is organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

         o immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

         o certain other conditions are met, including any additional conditions described in the applicable prospectus supplement.

EVENTS OF DEFAULT

         Event of default means, with respect to any series of debt securities, any of the following:

         o default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

         o default in the payment of principal of or premium on any debt security of that series when due and payable;

         o default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

         o certain events of bankruptcy, insolvency or reorganization of our company; and

         o any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

         No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

         If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

         The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

         No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

         o that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

         o the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

         Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

         If any securities are outstanding under the indenture, the indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

MODIFICATION AND WAIVER

         We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

         o reduce the amount of debt securities whose holders must consent to an amendment or waiver;

         o reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

         o reduce the principal of, or premium on, or change the fixed maturity of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

         o reduce the principal amount of discount securities payable upon acceleration of maturity;

         o waive a default in the payment of the principal of, or premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

         o make the principal of, or premium or interest on, any debt security payable in currency other than that stated in the debt security;

         o make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

         o        waive a redemption payment with respect to any debt security.

         Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any premium or interest on, any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

DISCHARGING OUR OBLIGATIONS

         We may choose to either discharge our obligations on the debt securities of any series in a legal defeasance, or to release ourselves from our covenant restrictions on the debt securities of any series in a covenant defeasance. We may do so at any time after we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If we choose the legal defeasance option, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities, replacement of lost, stolen, destroyed or mutilated debt securities, conversion or exchange of debt securities, sinking fund payments and receipt of principal and interest on the original stated due dates or specified redemption dates.

         We may discharge our obligations under the indenture or release ourselves from covenant restrictions only if, in addition to making the deposit with the trustee, we meet some specific requirements. Among other things:

         o we must deliver an opinion of our legal counsel that the discharge will not result in holders having to recognize taxable income or loss or subject them to different tax treatment. In the case of legal defeasance, this opinion must be based on either an IRS letter ruling or change in federal tax law;

         o we may not have a default on the debt securities discharged on the date of deposit;

         o        the discharge may not violate any of our agreements; and

         o the discharge may not result in our becoming an investment company in violation of the Investment Company Act of 1940.

GOVERNING LAW

         The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the laws of the State of New York.

                    DESCRIPTION OF THE WARRANTS WE MAY OFFER

         This section describes the general terms and provisions of the warrants we may offer and sell by this prospectus. The applicable prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement as well as any general terms described in this section that will not apply to those warrants.

         We may issue warrants for the purchase of shares of our common stock or preferred stock, debt securities or any combination of such shares and debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agreement will be filed as an amendment to the registration statement of which this prospectus forms a part or filed in a current report on Form 8-K and incorporated by reference in the registration statement of which this prospectus form a part. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

         The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, where applicable:

         o        the aggregate number of the securities covered by the warrant;

         o the designation, amount and terms of the securities purchasable upon exercise of the warrant;

         o the exercise price for our debt securities, the amount of debt securities upon exercise you will receive, and a description of that series of debt securities;

         o the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

         o the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise;

         o        the expiration date for exercising the warrant;

         o the minimum or maximum amount of warrants that may be exercised at any time;

         o        a discussion of material U.S. federal income tax consequences;
                  and

         o        any other material terms of the securities warrants.

         After the warrants expire they will become void. The prospectus supplement will describe how to exercise warrants. The prospectus supplement may provide for the adjustment of the exercise price of the securities warrants.

         Until a holder exercises warrants to purchase our common stock, preferred stock or debt securities, that holder will not have any rights as a holder of our common stock, preferred stock or debt securities by virtue of ownership of warrants.

            ANTI-TAKEOVER EFFECTS OF DELAWARE LAW, OUR CERTIFICATE OF
                          INCORPORATION AND OUR BYLAWS

         The following paragraphs summarize certain provisions of the Delaware General Corporation Law, or DGCL, our certificate of incorporation and our bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the DGCL and to our certificate of incorporation and bylaws, copies of which are on file with the SEC and may be obtained as set forth in the section of this prospectus entitled "WHERE YOU CAN FIND MORE INFORMATION."

         Certain provisions of our certificate of incorporation and by-laws and Delaware law could make our acquisition by a third party, a change in our incumbent management, or a similar change of control more difficult, including:

         o        an acquisition of us by means of a tender or exchange offer;

         o        an acquisition of us by means of a proxy contest or otherwise;
                  or

         o the removal of a majority or all of our incumbent officers and directors.

         These provisions, which are summarized below, are likely to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that these provisions help to protect our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that this benefit outweighs the potential disadvantages of discouraging such a proposal because our ability to negotiate with the proponent could result in an improvement of the terms of the proposal.

DELAWARE ANTI-TAKEOVER LAW

         We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a business combination with any interested stockholder for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A business combination includes, among other things, a merger or consolidation involving us and the interested stockholder and the sale of more than 10% of our assets. In general, an interested stockholder is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

REMOVAL OF DIRECTORS AND VACANCIES

         Our certificate of incorporation and our bylaws provide that directors may be removed only for cause and only by the affirmative vote of the holders of three-fourth of our shares of capital stock present in person or by proxy and entitled to vote. Under our certificate of incorporation and bylaws, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. The limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third-party to acquire, or discourage a third-party from seeking to acquire, control of our company.

NO CUMULATIVE VOTING

         Our certificate of incorporation and bylaws do not provide for cumulative voting.

STOCKHOLDER MEETINGS

         Our certificate of incorporation and our bylaws provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting. Our certificate of incorporation and our bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our chairman of the board, our chief executive officer or our board of directors. In addition, our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder's intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

UNDESIGNATED PREFERRED STOCK

         The authorization in our certificate of incorporation of undesignated preferred stock makes it possible for our board of directors, without obtaining further stockholder approval, to issue preferred stock with voting rights or other rights or preferences that could impede the success of any attempt to take control of us.

STOCKHOLDER RIGHTS PLAN

         OUR BOARD OF DIRECTORS HAS ADOPTED A STOCKHOLDER RIGHTS PLAN. The stockholder rights plan provides for a dividend distribution of one right on each share of common stock. Each right entitles the holder to buy 1/100th of a share of our Series A preferred stock at an exercise price of $140. Subject to limited exceptions, the rights will become exercisable following the tenth day after a person or group announces acquisition of 15% or more of our common stock, and thereby becomes an "acquiring person," or announces commencement of a tender offer or exchange offer, the consummation of which would result in the ownership by the person or group of 15% or more of our common stock. We will be entitled to redeem the rights at $0.01 per right at any time prior to the close of business of the tenth business day following the public announcement that a person or group has become an acquiring person or the expiration of the rights.

         The operation of the stockholder rights plan could make it more difficult for us to be acquired by another company, even if our acquisition is in the best interests of our stockholders. The rights will cause substantial dilution to a person or group that acquires 15% or more of our common stock on terms not approved by the board of directors.

         The rights will expire on December 4, 2007 unless extended, earlier redeemed, exchanged by us. American Stock Transfer and Trust Company is the rights agent.

SUPERMAJORITY VOTING FOR CERTAIN AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION AND BYLAWS

         The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless a corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our certificate of incorporation and bylaws provide that the affirmative vote of the holders of at least three-fourths of the votes which all our stockholders would be entitled to cast in any election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our certificate of incorporation or bylaws described above under the headings "REMOVAL OF DIRECTORS AND VACANCIES" and "STOCKHOLDER MEETINGS."

                              PLAN OF DISTRIBUTION

         We may sell the securities that we may offer by this prospectus:

         o        directly to one or more purchasers;

         o        through agents;

         o        to and through one or more underwriters;

         o        to and through one or more dealers;

         o        or through a combination of any such method of sale.

         The distribution of securities pursuant to any applicable prospectus supplement may be effected from time to time in one or more transactions either:

         o        at a fixed price or prices which may be changed;

         o        at market prices prevailing at the time of sale;

         o        at prices related to such prevailing market prices;

         o        or at negotiated prices.

         Each time we sell the securities described in this prospectus, the particular terms of the offering of the securities, including the following: the names of any underwriters, the purchase price and the proceeds we will receive from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial offering price, any discounts or concessions allowed or reallowed or paid to dealers, the method of distribution of the securities, any securities exchanges on which the securities of the series may be listed, and any other information we think is important.

         We, or agents designated by us, may directly solicit, from time to time, offers to purchase the securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. We will name the agents involved in the offer or sale of the securities and describe any commissions payable by us to these agents in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment.

         One or more firms, referred to as "remarketing firms," may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

         If an underwriter is, or underwriters are, utilized in the sale of securities, we will execute an underwriting agreement with such underwriters at the time of such sale to them. The securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, either at a fixed offering price, or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

         If a dealer is utilized in the sale of securities, we will sell the securities to the dealer, as principal. The dealer, who may be deemed to be an "underwriter" may then resell the securities to the public at varying prices to be determined by such dealer at the time of resale. Any initial offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         Underwriters, dealers and agents may be entitled, under agreements that may be entered into with us, to indemnification by us against civil liabilities arising out of this prospectus, including liabilities under the Securities Act, or to contribution for payments which the agents or underwriters may be required to make relating to those liabilities. Any agents and underwriters may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

         If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase the securities from us pursuant to contracts providing for payment and delivery on a future date or dates set forth in the applicable prospectus supplement. Institutions with which such contracts may be made may include, but are not limited to, commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such contract will not be subject to any conditions except that the purchase of any securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and if any of the securities being offered are also sold to underwriters, we shall have sold to such underwriters the securities not for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility with respect to the validity or performance of such contracts. The prospectus supplement relating to such contracts will set forth the price to be paid for the securities pursuant to such contracts, the commissions payable for solicitation of such contracts and the date or dates in the future for delivery of offered shares pursuant to such contracts.

         To facilitate an offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we have sold to them. In such circumstances, such persons would cover the over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to such persons. In addition, such persons may stabilize or maintain the price of our securities by bidding for or purchasing any of our securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in any such offering may be reclaimed if shares that they sold are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the shares at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

         Any series of securities may be a new issue of securities with no established trading market. Any underwriter may make a market in the securities, but will not be obligated to do so, and may discontinue any market making at any time without notice. We cannot and will not give any assurances as to the liquidity of the trading market for any of our securities.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain our SEC filings from the SEC's website at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Statements made in this prospectus as to the contents of any contract, agreement or other documents are not necessarily complete, and, in each instance, we refer you to a copy of such document filed as an exhibit to the registration statement, of which this prospectus is a part, or otherwise filed with the SEC. The information incorporated by reference is considered to be part of this prospectus. When we file information with the SEC in the future, that information will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell or de-register all of the securities covered by this prospectus:

         o        Our Annual Report on Form 10-K for the fiscal year ended May
                  31, 2006;

         o Our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 2, 2006, December 2, 2006, and March 3, 2007;

         o Our Current Reports on Form 8-K, filed with the SEC on July 10, 2006 (with respect only to Item 8.01 of such Form 8-K), September 8, 2006, October 27, 2006, January 24, 2007, March 21, 2007, March 22, 2007 (with respect to the Form 8-K filed relating to Items 8.01 and 9.01), March 27, 2007, April 20, 2007 and May 16, 2007;

         o All of our filings pursuant to the Exchange Act of 1934, as amended, after the date of filing the initial registration statement and prior to effectiveness of the registration statement; and

         o The description of our common stock contained in the registration statement on Form 8-A under the Exchange Act of 1934, as amended, filed with the SEC on April 23, 1993, including any amendments or reports filed for the purpose of updating that description.

         You may request a copy of these filings, at no cost, by writing or telephoning us at:

                                Electroglas, Inc.
                               5729 Fontanoso Way
                           San Jose, California 95138
                          Attention: Investor Relations
                            Telephone: (408) 528-3000

         This prospectus is part of our "shelf" registration statement. We filed the registration statement with the SEC under the Securities Act, to register the securities that may be offered by this prospectus, including any applicable prospectus supplement. Not all of the information in the registration statement appears in this prospectus, or will appear in any prospectus supplement. You should refer to the registration statement and to the exhibits filed with the registration statement for further information about us and the securities offered by this prospectus.

                                 LEGAL MATTERS

         The validity of the securities that may be offered hereby will be passed upon for us by Morrison & Foerster LLP, Palo Alto, California.

                                     EXPERTS

         Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 2004, included in our Annual Report on Form 10-K for the year ended May 31, 2006, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 2004, are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

         The consolidated financial statements as of May 31, 2006 and 2005, and for the year and five month period then ended and management's report on the effectiveness of internal control over financial reporting as of May 31, 2006, incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as expert in auditing and accounting.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.

-------------------------------------------------------------------------------

                                   $25,750,000

                                ELECTROGLAS, INC.

          6.25% CONVERTIBLE SENIOR SUBORDINATED SECURED NOTES DUE 2027

                         AND THE RELATED NOTE GUARANTEES

-------------------------------------------------------------------------------

         We issued a total of $25,750,000 aggregate principal amount of our 6.25% Convertible Senior Subordinated Secured Notes due 2027 in a private placement completed on March 26, 2007. The notes bear interest at the rate of 6.25% per year, payable on June 15 and December 15 of each year, beginning on June 15, 2007. The notes will mature on March 27, 2027, unless earlier converted, redeemed or repurchased. We may redeem the notes, in whole or in part, at any time on or after March 26, 2010 at a redemption price equal to the principal amount of the notes plus accrued and unpaid interest, subject to certain conditions.

         A holder has the option to require us to repurchase for cash any notes held by such holder on March 26, 2011, 2015, 2016, 2019, 2021 and 2023, and upon certain repurchase events, at a price equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the applicable repurchase date.

         The notes are convertible at a holder's option at any time prior to maturity into shares of our common stock (which includes, for all purposes hereof, any associated preferred stock purchase rights) at a conversion price of $2.295 per share (equivalent to 435.72985 shares for each $1,000 principal amount of notes), subject to adjustment upon certain events. We have the right to force an automatic conversion of the notes into our common stock if our common stock trades above 150% of the conversion price for 20 trading days out of 30 consecutive trading days, subject to certain conditions. In connection with any such conversion by us prior to March 26, 2010, we will be required to pay additional interest to holders of notes being converted.

         The notes are our senior subordinated secured debt and will rank junior to our existing senior debt and be senior to all future subordinated debt. The notes are guaranteed by Electroglas International, Inc., a Delaware corporation and our wholly-owned subsidiary. In addition, any future domestic subsidiary that is a significant subsidiary of ours is required to guarantee the notes, and any such guarantee is required to be secured by such subsidiary's assets. The notes are designated for trading on The PORTALSM Market of the National Association of Securities Dealers, Inc. The notes sold using this prospectus, however, will no longer be eligible for trading on The PORTALSM Market.

         The selling securityholders identified in this prospectus may offer from time to time up to $25,750,000 aggregate principal amount of the notes and common stock issuable upon conversion of the notes.

         Our common stock is listed on the Nasdaq Global Market under the symbol "EGLS." The last reported sale price of our common stock on the Nasdaq Global Market on May 15, 2007 was $2.16 per share. Investing in our securities involves risk. See "RISK FACTORS" beginning on page B-10 of this prospectus. You should read carefully this document and any applicable prospectus supplement before you invest.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is May 16, 2007.

               TABLE OF CONTENTS OF SECONDARY OFFERING PROSPECTUS

                                                                                          PAGE

ABOUT THIS PROSPECTUS......................................................................B-3

WHERE YOU CAN FIND MORE INFORMATION........................................................B-4

FORWARD-LOOKING STATEMENTS.................................................................B-5

ELECTROGLAS, INC...........................................................................B-6

THE OFFERING...............................................................................B-7

RISK FACTORS..............................................................................B-10

USE OF PROCEEDS...........................................................................B-18

RATIO OF EARNINGS TO FIXED CHARGES........................................................B-18

DESCRIPTION OF NOTES......................................................................B-18

DESCRIPTION OF THE COMMON STOCK...........................................................B-41

DESCRIPTION OF THE PREFERRED STOCK........................................................B-41

ANTI-TAKEOVER EFFECTS OF DELAWARE LAW, OUR CERTIFICATE OF INCORPORATION AND OUR BYLAWS....B-42

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS...........................................B-44

SELLING SECURITYHOLDERS...................................................................B-51

PLAN OF DISTRIBUTION......................................................................B-54

LEGAL MATTERS.............................................................................B-56

EXPERTS...................................................................................B-56



         You should rely only on the information contained or incorporated by reference in this prospectus and, if applicable, any prospectus supplement. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and, if applicable, any prospectus supplement or any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or on the front cover of the applicable documents or as specifically indicated in the document. Our business, financial condition, results of operations and prospects may have changed since that date.

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). Under the shelf process, the selling securityholders may, from time to time, sell the offered securities described in this prospectus in one or more offerings. Additionally, under the shelf process, in certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more securityholders. We may also provide a prospectus supplement to add, update or change information contained in this prospectus.

         This prospectus and any accompanying prospectus supplement do not contain all of the information included in this registration statement. We have omitted parts of this registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to this registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC rules and regulations require that an agreement or document be filed as an exhibit to this registration statement, please see that agreement or document for a complete description of these matters. You should not assume that the information in this prospectus, any prospectus supplement or in any document incorporated herein or therein by reference is accurate as of any date other than the date on the front of each document.

         You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "WHERE YOU CAN FIND MORE INFORMATION" on page B-4 in this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain our SEC filings from the SEC's website at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Statements made in this prospectus as to the contents of any contract, agreement or other documents are not necessarily complete, and, in each instance, we refer you to a copy of such document filed as an exhibit to this registration statement, of which this prospectus is a part, or otherwise filed with the SEC. The information incorporated by reference is considered to be part of this prospectus. When we file information with the SEC in the future, that information will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell or de-register all of the securities covered by this prospectus:

         o        Our Annual Report on Form 10-K for the fiscal year ended May
                  31, 2006;

         o Our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 2, 2006, December 2, 2006, and March 3, 2007;

         o Our Current Reports on Form 8-K, filed with the SEC on July 10, 2006 (with respect only to Item 8.01 of such Form 8-K), September 8, 2006, October 27, 2006, January 24, 2007, March 21, 2007, March 22, 2007 (with respect to the Form 8-K filed relating to Items 8.01 and 9.01), March 27, 2007, April 20, 2007 and May 16, 2007;

         o All of our filings pursuant to the Exchange Act of 1934, as amended, after the date of filing the initial registration statement and prior to effectiveness of this registration statement; and

         o The description of our common stock contained in the registration statement on Form 8-A under the Exchange Act of 1934, as amended, filed with the SEC on April 23, 1993, including any amendments or reports filed for the purpose of updating that description.

         You may request a copy of these filings, at no cost, by writing or telephoning us at:

                                Electroglas, Inc.
                               5729 Fontanoso Way
                           San Jose, California 95138
                          Attention: Investor Relations
                            Telephone: (408) 528-3000

                           FORWARD-LOOKING STATEMENTS

         Certain statements in this prospectus, or incorporated by reference in this prospectus, are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including statements made with respect to the sufficiency of our future cash from operations, cash and cash equivalents, our belief that we have certain technological and other advantages over our competitors, our expectation to continue to invest in selective new wafer prober development programs, our expectation that international sales will continue to represent a significant percentage of our net sales, statements regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as "may," "will," "should," "would," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential," "seem," "seek," "future," "continue," or "appear" or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Although forward-looking statements are based on our current plans or assessments that are believed to be reasonable as of the date of this prospectus, they inherently involve certain risks and uncertainties. These forward-looking statements are subject to a number of risks and uncertainties including those discussed herein under "RISK FACTORS."

         Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus, the documents that we incorporate by reference in this prospectus and any applicable prospectus supplement completely and with the understanding that our actual future results, performance, achievements and prospects may be materially different from what we expect. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus, the documents that we incorporate by reference in this prospectus and any applicable prospectus supplement. Except for our ongoing obligations to disclose material information under the federal securities laws, we are not obligated to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

                                ELECTROGLAS, INC.

         We are a supplier of semiconductor manufacturing equipment and software to the global semiconductor industry. We were incorporated in Delaware on April 1, 1993, to succeed the wafer prober business conducted by the Electroglas division of General Signal Corporation, our former parent. Immediately prior to the closing of the initial public offering of our common stock, or IPO, on July 1, 1993, we assumed the assets and liabilities of the Electroglas division in the asset transfer. Following our IPO, we commenced operations as an independent corporation. We, through our predecessors, have been in the semiconductor equipment business for more than 40 years.

         Our primary product line is automated wafer probing equipment and related network software to manage information from that equipment. In conjunction with automated test systems from other suppliers, our semiconductor manufacturing customers use our wafer probers and network software to quality test semiconductor wafers and to improve their productivity and control their processes, optimizing manufacturing efficiency. Electroglas' installed base is one of the largest in the industry, having sold over 15,000 wafer probers.

         In January 2001, we acquired Statware Inc., of Corvallis, Oregon, to further expand our network software product offerings in the test management area. Today, the Statware technology is the basis for our web-based applications that allow our customers to monitor and control probers from any location, as well as collect, analyze, and report critical test process information and automatically direct corrective action.

         Starting in 2003, we reset our focus to our core competency of wafer probing and delivering advanced wafer probing solutions. In 2003, we sold our Fab Solutions software product lines and our Optical Inspection product line. This renewed focus allowed us to spend more time developing and delivering innovative products to help our customers overcome their most critical semiconductor test challenges. In 2004, we introduced a new extended performance 200mm wafer prober, the 4090u+, and in 2005, a new 300mm prober, the EG6000, that represents a major advancement in prober design and automation and is focused on providing substantially better performance than currently available competitors' products.

                                  THE OFFERING

         WE PROVIDE THE FOLLOWING SUMMARY SOLELY FOR YOUR CONVENIENCE. THIS SUMMARY IS NOT A COMPLETE DESCRIPTION OF THE NOTES. YOU SHOULD READ THE FULL TEXT AND MORE SPECIFIC DETAILS CONTAINED ELSEWHERE IN THIS PROSPECTUS. FOR A MORE DETAILED DESCRIPTION OF THE NOTES, SEE THE SECTION ENTITLED "DESCRIPTION OF NOTES" IN THIS PROSPECTUS.

-------------------------------------------------------------------------------

Issuer...........................   Electroglas, Inc.

Securities Offered...............   $25,750,000 aggregate principal amount of
                                    6.25% Convertible Senior Subordinated
                                    Secured Notes due March 26, 2027.

Guarantor........................   Electroglas International, Inc. and any
                                    future domestic significant subsidiary.

Use of Proceeds..................   We will not receive any of the proceeds from
                                    the sale by the selling securityholders of the notes or common stock issuable upon conversion of the notes.


Notes
    INTEREST......................  The notes bear interest at an annual rate of
                                    6.25%. Interest is payable semi-annually on June 15 and December 15 of each year, beginning on June 15, 2007.

   MATURITY DATE.................   March 26, 2027

   CONVERSION....................   The notes are convertible at the holder's
                                    option at any time prior to maturity into shares of our common stock at a conversion price of $2.295 per share, subject to adjustment upon certain events.

   AUTO-CONVERSION...............   At any time prior to maturity (subject to
                                    certain limitations), we may elect to
                                    automatically convert some or all of the notes into shares of our common stock if the closing price of our common stock exceeds
                                    150% of the conversion price for 20 trading days during any 30 trading day period ending within 5 days of the notice of automatic conversion and certain other conditions are met. See "DESCRIPTION OF NOTES -
                                    AUTOMATIC CONVERSION."

   ADDITIONAL PAYMENT
     UPON AUTOMATIC
      CONVERSION DURING
       THE FIRST THREE YEARS.....   If we effect an automatic conversion of the
                                    notes prior to March 26, 2010, we will make an additional payment equal to 3 full years of interest, less any interest actually paid or provided for prior to the conversion date.

                                    Subject to certain conditions, we may pay this additional payment in cash or, at our option, in shares of common stock. If we elect to pay the additional payment in common stock, the stock will be valued at 95% of the closing price of the common stock for the 10 trading days ending on and including the second trading day immediately preceding the conversion date.

   ADDITIONAL SHARES
     UPON CONVERSION IN
      CONNECTION WITH
       CERTAIN EVENTS............   If a holder elects to convert notes prior to
                                    March 26, 2010 in connection with certain corporate change of control transactions in which 10% or more of the consideration for the common stock consists of cash, securities or other property that is not traded or scheduled to be traded immediately following such transaction on a U.S.
                                    national securities exchange, we will
                                    increase the conversion rate for the notes surrendered for conversion by a number of additional shares as described in the indenture. You should read the indenture for a description of how we will determine the number of additional shares. Under certain circumstances, some or all of the notes may be converted into cash.

   RANKING.......................   The notes are our senior subordinated
                                    secured debt and will rank junior to our existing senior debt and be senior to all future subordinated debt.

   SECURITY......................   The notes are secured by a second priority
                                    lien on substantially all of our assets and assets of guarantors, including the capital stock of our subsidiaries other than 1/3 of the capital stock of foreign subsidiaries.

   INTERCREDITOR AGREEMENT.......   Pursuant to an intercreditor agreement, the
                                    liens securing the notes are second in
                                    priority to all liens that secure
                                    obligations under our senior credit
                                    agreement. Pursuant to the intercreditor agreement, the second-priority liens securing the notes may not be enforced when any obligations secured by the first-priority liens are outstanding.

   OPTIONAL REDEMPTION...........   At any time on or after March 26, 2010, we
                                    may redeem some or all of the notes at 100% of the principal amount plus accrued and unpaid interest to, but excluding, the redemption date, subject to certain conditions. If we elect to redeem the notes, we will provide notice of redemption to holders not less than 30 days and not more than 90 days before the redemption date.

   REPURCHASE AT HOLDER'S
      OPTION.....................   Holders may require us to repurchase notes
                                    for cash on March 26, 2011, 2015, 2016,
                                    2019, 2021 and 2023 at a price equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the applicable repurchase date.

   REPURCHASE AT HOLDER'S
     OPTION UPON CERTAIN
      EVENTS.....................
                                    Upon certain change in control events or if our common stock is no longer traded on a national securities exchange, a holder may require us to repurchase such holder's notes in cash at a price equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the applicable repurchase date.

U.S. Federal Income Tax
   Consequences..................   The notes and common stock issuable upon
                                    conversion of the notes are subject to
                                    special and complex U.S. federal income tax rules. Holders are urged to consult their own tax advisors with respect to the federal, state, local and foreign tax consequences of purchasing, owning and disposing of the notes and the common stock issuable upon conversion of the notes. See
                                    "MATERIAL U.S. FEDERAL INCOME TAX
                                    CONSIDERATIONS."

Registration Rights..............   We agreed in the registration rights
                                    agreement to file with the SEC an S-3
                                    registration statement covering the resale of the notes, and the shares of our common stock issuable upon conversion of the notes within 30 days of the first issuance date of the notes (or 45 days if we are required to file a Form S-1 registration statement) and to cause the S-3 registration statement to be declared effective within 60 days of the first issuance date of the notes, or 120 days if the registration statement is reviewed by the SEC. We will be required to pay certain "registration delay payments" if these deadlines are not met or the registration statement is otherwise unavailable for the resale of these securities. You should read the registration rights agreement for a description of how we will calculate the registration delay payments.

Trading..........................   An active or liquid trading market may not
                                    develop for the notes. The notes initially sold to qualified institutional buyers are eligible for trading in The PORTAL(R)
                                    Market. However, the notes resold pursuanT to this prospectus will no longer be eligible for trading in The PORTAL(R)
                                    Market. We have not applied, and do not
                                    intend to apply, for the listing of the
                                    notes on any securities exchange.

Book-Entry Form..................   The notes were issued in book-entry form and
                                    represented by permanent global certificates deposited with, or on behalf of, the Depository Trust Company, or "DTC," and registered in the name of a nominee of DTC.
                                    Beneficial interests in any of the
                                    securities will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Risk Factors.....................   An investment in the notes involves a high
                                    degree of risk. See "RISK FACTORS" beginning on page B-10 for a discussion of certain factors that you should consider when evaluating an investment in the notes and the underlying common stock.

-------------------------------------------------------------------------------

                                  RISK FACTORS

         An investment in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties set forth below, the specific risks set forth under the caption "RISK FACTORS" in any of our other filings with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, incorporated by reference herein, the information set forth in the section of this prospectus entitled "FORWARD-LOOKING STATEMENTS", and all other information contained or incorporated by reference in this prospectus, before you purchase our securities. The risks and uncertainties described below are not the only ones facing our company. There may be additional risks that we presently do not know or that we currently believe are immaterial which could also impair our business, financial condition, operating results or prospects. Any of the following risks, either alone or taken together, could materially and adversely, affect our business, financial condition, operating results or prospects. As a result, the market price of our securities could decline, and you could lose part or all of your investment.

RISKS RELATING TO OUR BUSINESS


SEMICONDUCTOR INDUSTRY DOWNTURNS ADVERSELY AFFECT OUR REVENUES AND OPERATING RESULTS.

         Our business largely depends on capital expenditures by semiconductor manufacturers and semiconductor test companies, which in turn depend on the current and anticipated market demand for integrated circuits and products that use integrated circuits. The semiconductor industry is highly cyclical and has historically experienced periods of oversupply resulting in significantly reduced demand for capital equipment. During a down cycle, we must be in a position to adjust our cost and expense structure to prevailing market conditions. Our ability to reduce expenses may be limited by our need to invest in the engineering, research and development and marketing required to penetrate targeted markets and maintain extensive customer service and support. During periods of rapid growth, we must be able to rapidly increase manufacturing capacity and personnel to meet customer demand. We cannot assure our investors that these objectives can be met, which would likely have a material and adverse effect on our business and operating results.

OUR HISTORICAL FINANCIAL RESULTS HAVE BEEN, AND OUR FUTURE FINANCIAL RESULTS ARE ANTICIPATED TO BE, SUBJECT TO SUBSTANTIAL FLUCTUATIONS.

         If we do not meet our forecasts and additional capital is unavailable, we may have insufficient capital available to us to support our business activities and continue to operate our business pursuant to our current business plan. Total revenues were $35.9 million, $44.3 million, and $11.2 million, respectively, for the nine months ended March 3, 2007, the year ended May 31, 2006, and the five months ended May 31, 2005. We incurred operating losses of $3.0 million, $15.7 million and $11.5 million, for the same periods, respectively. The demand for our products follows the semiconductor test markets, which remain highly cyclical and difficult to forecast. Another economic slowdown and/or changes in demand for our products and services and other factors could adversely affect our business in the near term, and we may experience additional declines in revenue and increases in operating losses. We cannot assure our investors that we will be able to return to operating profitability or that, if we do, we will be able to sustain it. Our cash, cash equivalents and short-term investments totaled $8.8 million at March 3, 2007. Our cash used in operating activities was $10.1 million during the nine months ended March 3, 2007. We currently anticipate that our future cash from operations, available cash and cash equivalents, our available credit facilities at March 3, 2007, and the proceeds from the $25.75 million private placement of the notes completed in March 2007 (the "6.25% Notes Offering") should be sufficient to meet our anticipated needs for working capital and capital expenditures through the next twelve months. Although we are committed to the successful execution of our operating plan and will take further action as necessary to align our operations and reduce expenses, there can be no assurance that our cash utilization will remain at or be reduced below its current level or that we will have sufficient capital available to us to support our business activities and continue to operate our business pursuant to our current business plan. We cannot assure you that additional financing if needed will be available on terms favorable to us, or at all. If adequate funds are not available or are not available on terms favorable to us, we may not be able to continue to operate our business pursuant to our current business plan and our ability to run our business would be negatively impacted.

OUR OPERATING RESULTS ARE SUBJECT TO VARIABILITY AND UNCERTAINTY, WHICH COULD NEGATIVELY IMPACT OUR STOCK PRICE.

         We have experienced and expect to continue to experience significant fluctuations in our results. Our backlog at the beginning of each period does not necessarily determine actual sales for any succeeding period. Our sales have often reflected orders shipped in the same period that they were received. Customers may cancel or reschedule shipments, and production difficulties could delay shipments. For the nine months ended March 3, 2007, year ended May 31, 2006, five months ended May 31, 2005, and years ended December 31, 2004 and 2003, five of our customers accounted for 45%, 51%, 58%, 63%, and 54%, respectively, of our net sales. If one or more of our major customers delayed, ceased or significantly curtailed its purchases, it could cause our quarterly results to fluctuate and would likely have a material adverse effect on our results of operations. Other factors that may influence our operating results in a particular quarter include the timing of the receipt of orders from major customers, product mix, competitive pricing pressures, the relative proportions of domestic and international sales, our ability to design, manufacture and introduce new products on a cost-effective and timely basis, the delay between expenses to further develop marketing and service capabilities and the realization of benefits from those improved capabilities, and the introduction of new products by our competitors. Accordingly, our results of operations are subject to significant variability and uncertainty from quarter to quarter, which could adversely affect our stock price.

IF WE DO NOT CONTINUE TO DEVELOP AND SUCCESSFULLY MARKET NEW PRODUCTS, OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

         We believe that our future success will depend in part upon our ability to continue to enhance existing products and to develop and manufacture new products. As a result, we expect to continue investing in selective new wafer prober development programs. There can be no assurance that we will be successful in the introduction, marketing and cost effective manufacture of any of our new products; that we will be able to develop and introduce new products in a timely manner; enhance our existing products and processes to satisfy customer needs or achieve market acceptance; or that the new markets for which we are developing new products or expect to sell current products, such as the market for 300mm wafer probers will develop sufficiently. To develop new products successfully, we depend on close relationships with our customers and the willingness of those customers to share information with us. The failure to develop products and introduce them successfully and in a timely manner could adversely affect our competitive position and results of operations. For example, our 300mm wafer probers have not yet achieved broad market acceptance due to the lateness of the introduction of this production prober, which has resulted in a significant loss in market share. Additionally, the customer evaluation process for our new 300mm prober products can be lengthy and can consume significant Company resources. Our future sales will be impacted by our ability to successfully complete these new product evaluations.

IF WE DO NOT SUCCESSFULLY COMPETE IN THE MARKETS IN WHICH WE DO BUSINESS, OUR BUSINESS AND RESULTS OF OPERATIONS WILL BE NEGATIVELY AFFECTED.

         Our major competitors in the prober market are Tokyo Electron Limited ("TEL") and Tokyo Seimitsu ("TSK"), both of which are based in Japan. In the prober market, these competitors have greater financial, engineering and manufacturing resources than we do as well as larger service organizations and long-standing customer relationships. Our competitors can be expected to continue to improve the design and performance of their products and to introduce new products with competitive price/performance characteristics. Competitive pressures may force price reductions that could adversely affect our operating results. Although we believe we have certain technological and other advantages over our competitors, maintaining and capitalizing on these advantages will require us to continue a high level of investment in engineering, research and development, marketing, and customer service. We cannot assure you that we will have sufficient resources to continue to make these investments or that we will be able to make the technological advances necessary to maintain such competitive advantages.

WE HAVE INCURRED SUBSTANTIAL INDEBTEDNESS AS A RESULT OF THE SALE OF CONVERTIBLE NOTES.

         As of March 3, 2007 the Company had $8.5 million of 5.25% fixed rate convertible subordinated notes (the "5.25% Notes"), which become due on June 15, 2007. In March 2007, the Company completed a $25.75 million private placement of the notes. The Company is committed to use part of the note proceeds from the 6.25% Notes Offering to repay in June the $8.5 million of 5.25% Notes which mature. The notes mature in 2027; however, the holders have the right on March 26, 2011, 2015, 2016, 2019, 2021 and 2023 to demand repayment in full.
Additionally, one of the covenants of the indenture with respect to the notes provides that if we are late with any of our required filings under the Exchange Act, and if we fail to effect a cure within 60 days, which is subject to extension, such event would constitute an event of default under the indenture and the notes could become immediately due and payable. As a result of our restructuring efforts, the Company has fewer employees to perform the day-to-day controls, processes and activities, which increases the risk that we will be unable to make timely filings in accordance with the Exchange Act. The notes could materially and adversely affect our ability to obtain additional debt financing for working capital, acquisitions or other purposes, limit our flexibility in planning for or reacting to changes in our business, reduce funds available for use in our operations and could make us more vulnerable to industry downturns and competitive pressures. Our ability to meet our debt service obligations will be dependent upon our future performance, which will be subject to financial, business and other factors affecting our operations, some of which are beyond our control.

IF WE DO NOT SUCCESSFULLY PROTECT OUR INTELLECTUAL PROPERTY, OUR BUSINESS COULD BE NEGATIVELY IMPACTED.

         Our success depends in significant part on our intellectual property. While we attempt to protect our intellectual property through patents, copyrights and trade secrets, we believe that our success will depend more upon innovation, technological expertise and distribution strength. There can be no assurance that we will successfully protect our technology or that competitors will not be able to develop similar technology. No assurance can be given that the claims allowed on any patents we hold will be sufficiently broad to protect our technology. In addition, we cannot assure you that any patents issued to us will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide us with competitive advantages.

DISRUPTIONS OR TERMINATION OF SOME OF OUR KEY SOURCES OF SUPPLIES COULD DAMAGE OUR CUSTOMER RELATIONS AND HARM OUR BUSINESS.

         We use numerous suppliers to supply components and subassemblies for the manufacture and support of our products and systems. While we make reasonable efforts to ensure that such components and subassemblies are available from multiple suppliers, this is not always possible. Although we seek to reduce our dependence on these limited source suppliers, disruption or termination of certain of these sources could occur and such disruptions could have at least a temporary adverse effect on our results of operations and damage customer relationships. Moreover, a prolonged inability to obtain certain components, or a significant increase in the price of one or more of these components, could have a material adverse effect on our business, financial condition and results of operations.

IF WE DO NOT SUCCESSFULLY ADDRESS THE CHALLENGES INHERENT IN CONDUCTING INTERNATIONAL SALES AND OPERATIONS, OUR BUSINESS AND RESULTS OF OPERATIONS WILL BE NEGATIVELY IMPACTED.

         We have experienced fluctuations in our international sales and operations. International sales accounted for 56%, 58%, 73%, 63%, and 65% of our net sales for the nine months ended March 3, 2007, year ended May 31, 2006, five months ended May 31, 2005, and years ended December 31, 2004 and 2003, respectively. We expect international sales to continue to represent a significant percentage of net sales. We are subject to certain risks inherent in doing business in international markets, one or more of which could adversely affect our international sales and operations, including:

         o the imposition of government controls on our business and/or business partners;

         o fluctuations in the United States dollar, which could increase our foreign sales prices in local currencies;

         o        export license requirements;

         o        restrictions on the export of technology;

         o        changes in tariffs;

         o        legal and cultural differences in the conduct of business;

         o difficulties in staffing and managing international operations;

         o        strikes;

         o        longer payment cycles;

         o difficulties in collecting accounts receivable in foreign countries;

         o        withholding taxes that limit the repatriation of earnings;

         o        trade barriers and restrictions;

         o immigration regulations that limit our ability to deploy employees;

         o        political instability;

         o        war and acts of terrorism;

         o        natural disasters; and

         o variations in effective income tax rates among countries where we conduct business.

         Although these and similar regulatory, geopolitical and global economic factors have not yet had a material adverse effect on our operations, there can be no assurance that such factors will not adversely impact our operations in the future or require us to modify our current business practices. In addition, the laws of certain foreign countries where we do business may not protect our intellectual property rights to the same extent as do the laws of the United States. Further, we have found it difficult to penetrate the large Japanese market, which represents a significant percentage of the worldwide wafer prober market. Our past sales in Japan have not been significant.

         In addition, an increasing portion of our products and the products we purchase from our suppliers are sourced or manufactured in foreign locations, including China, and a large portion of the devices our products test are fabricated and tested by foundries and subcontractors in Taiwan, Singapore, China and other parts of Asia. As a result, we are subject to a number of economic and other risks, particularly during times of political or financial instability in these regions. Disruption of manufacturing or supply sources in these international locations could materially adversely impact our ability to fill customer orders and potentially result in lost business.

OUR BUSINESS WILL BE HARMED IF WE CANNOT HIRE AND RETAIN KEY EMPLOYEES.

         Our future success partly depends on our ability to hire and retain key personnel. We also need to attract additional skilled personnel in all areas to grow our business. While many of our current employees have many years of service with us, there can be no assurance that we will be able to retain our existing personnel or attract additional qualified employees in the future. Our common stock is currently trading at a price below the exercise price of most of our outstanding stock options.

OUR CHARTER DOCUMENTS AND SHAREHOLDERS RIGHTS PLAN, AS WELL AS DELAWARE LAW, COULD MAKE IT DIFFICULT FOR A THIRD PARTY TO ACQUIRE US.

         Our Shareholders Rights Plan and certain provisions of our Certificate of Incorporation and Delaware law could discourage potential acquisition proposals and could delay or prevent a change in our control. Such provisions could diminish the opportunities for a stockholder to participate in tender offers, including tender offers at a price above the then current market value of our common stock. Such provisions may also inhibit fluctuations in the market price of our common stock that could result from takeover attempts. In addition, the Board of Directors, without further stockholder approval, may issue additional series of preferred stock that could have the effect of delaying, deterring or preventing a change in our control. The issuance of additional series of preferred stock could also adversely affect the voting power of the holders of common stock, including the loss of voting control to others. We have no current plans to issue any Preferred Stock.

WHILE WE BELIEVE THAT WE HAVE IMPROVED INTERNAL CONTROLS OVER
FINANCIAL REPORTING SINCE OUR YEAR ENDED MAY 31, 2006, WE ARE CONTINUOUSLY EXPOSED TO RISKS FROM RECENT LEGISLATION REQUIRING COMPANIES TO EVALUATE THOSE INTERNAL CONTROLS.

         Section 404 of the Sarbanes-Oxley Act of 2002 requires our management to report on, and our independent auditors to attest to, the effectiveness of our internal control structure and procedures for financial reporting each year. We expect to continue to incur expenses and to devote management resources to
Section 404 compliance. In the event that our chief executive officer, chief financial officer or independent registered public accounting firm determine that our internal controls over financial reporting are still not effective as defined under Section 404, investor perceptions of us may be adversely affected and could cause a decline in the market price of our stock.

RISKS RELATING TO THE OFFERING

YOUR RIGHT TO RECEIVE PAYMENT ON THE NOTES ARE SUBORDINATED TO OUR OBLIGATIONS UNDER OUR SENIOR CREDIT AGREEMENT AND ARE EFFECTIVELY SUBORDINATED TO THE EXISTING AND FUTURE DEBT AND OTHER LIABILITIES OF NON-GUARANTOR SUBSIDIARIES TO THE EXTENT OF THE ASSETS OF SUCH SUBSIDIARIES.

         The notes rank junior to our obligations under our senior credit agreement. All payments on the notes will be blocked in the event of a payment default under our senior credit agreement and may be blocked for up to 179 consecutive days in the event of certain non-payment defaults under our senior credit agreement. In the event of a liquidation or insolvency, noteholders would receive a payment only after payment in full of our obligations under our senior credit agreement.

         The notes are effectively subordinated to the liabilities, including trade payables, of non-guarantor subsidiaries. As of March 3, 2007, we had no debt outstanding under our senior credit agreement, and our non-guarantor subsidiaries had approximately $5.6 million in outstanding indebtedness or other liabilities (excluding intercompany liabilities) to which the notes would have been effectively subordinated.

THE COLLATERAL SECURING THE NOTES IS SUBJECT TO A FIRST PRIORITY LIEN TO SECURE OUR OBLIGATIONS UNDER OUR SENIOR CREDIT AGREEMENT.

         The collateral securing the notes is subject to a first-priority claim to secure our indebtedness under our senior credit agreement, which must be paid in full before the collateral can be used to pay the notes. In addition, under the indenture certain other permitted prior liens may rank ahead of the second-priority liens securing the notes. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us, the assets that are pledged as collateral securing both the first-priority claims and the notes must first be used to pay the first-priority claims and any claims secured by other permitted prior liens in full before making any payments on the notes.

         We have entered into an intercreditor agreement with the first lien holder and the noteholders that limit the rights of the trustee under the indenture and the noteholders to exercise remedies under the indenture. Under the intercreditor agreement, until the obligations under the senior credit agreement have been paid in full, the trustee under the indenture and the noteholders may not exercise remedies with respect to the collateral. The lenders under our new senior secured credit agreement will be permitted to complete foreclosure and enforce judgments well in advance of such time period. If the noteholders are prohibited from exercising remedies, the value of the collateral to the noteholders could be impaired.

THERE IS NO TRADING MARKET FOR THE NOTES.

         Issuance of the notes was not registered under the Securities Act or any state securities laws and transfer of the notes is restricted under such securities laws. Until such time as this registration statement covering the notes and the common stock issuable upon conversion of the notes that we have agreed to file with the SEC is declared effective, the notes may be offered and sold only in transactions that are not subject to, or are exempt from, the registration requirements of the Securities Act and applicable state securities laws. The notes will not be listed on any securities exchange or included in any automated quotation system and we cannot assure you that a trading market for the notes will develop.

WE MAY NOT HAVE SUFFICIENT FUNDS TO PAY OUR DEBT AND OTHER OBLIGATIONS.

         Our cash, cash equivalents, short and long term investments and operating cash flows may be inadequate to meet our obligations under the notes or our other obligations. If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments on the notes, we will be in default under the notes, which could cause defaults under any other of our indebtedness then outstanding. Any such default would have a material adverse effect on our business, prospects, financial condition and results of operations. In addition, we cannot be sure that we would be able to repay amounts due in respect of the notes if payment of those notes were to be accelerated following the occurrence of an event of default as described in the indenture.

WE MAY NOT HAVE SUFFICIENT FUNDS TO PURCHASE THE NOTES UPON A REPURCHASE EVENT.

         We may not have the funds necessary to purchase the notes at the option of the holders upon certain repurchase events, including a change in control. If a repurchase event were to occur, we may not have sufficient funds to pay the purchase price for all tendered notes, or restrictions in our outstanding debt may not allow those purchases. We are only obligated to offer to repurchase the notes upon certain specified repurchase events. There may be other events that could hurt our financial condition that would not entitle you to have your notes repurchased by us.

THE NOTES DO NOT REQUIRE US TO ACHIEVE OR MAINTAIN MINIMUM FINANCIAL RESULTS, THE LACK OF WHICH COULD NEGATIVELY IMPACT HOLDERS OF THE NOTES.

         The notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to take a number of actions that are not limited by the terms of the indenture and the notes could have the effect of diminishing our ability to make payments on the notes when due.

IF YOU HOLD NOTES, YOU WILL NOT BE ENTITLED TO ANY RIGHTS AS A HOLDER OF OUR COMMON STOCK, BUT YOU WILL BE SUBJECT TO ALL CHANGES MADE WITH RESPECT TO OUR COMMON STOCK.

         If you hold only the notes, other than the right to adjustments in the conversion price of the notes upon certain events, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting the common stock. You will only be entitled to rights as a holder of common stock if and when we deliver shares of common stock to you upon conversion of your notes. For example, in the event that an amendment is proposed to our charter or bylaws requiring shareholder approval and the record date for determining shareholders of record entitled to vote on the amendment occurs prior to conversion of your notes, you will not be entitled to vote on the amendment, although the common stock you receive upon conversion of your notes will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock or other classes of capital stock.

WE MAY ALLOCATE THE NET PROCEEDS FROM THE 6.25% NOTES OFFERING IN WAYS WITH WHICH YOU MAY NOT AGREE.

         We expect to use a portion of the net proceeds of the 6.25% Notes Offering for the repayment at maturity of our existing 5.25% Convertible Subordinated Notes due 2007, general corporate purposes, working capital, and capital expenditures. Our management, however, has broad discretion in the use of the net proceeds from the 6.25% Notes Offering and could spend the net proceeds in ways that do not necessarily improve our operating results or the value of our common stock.

WE EXPECT THAT THE TRADING VALUE OF THE NOTES WILL BE SIGNIFICANTLY AFFECTED BY THE PRICE OF OUR COMMON STOCK AND OTHER FACTORS.

         The market price of the notes is expected to be significantly affected by the market price of our common stock. This may result in greater volatility in the trading value of the notes than would be expected for nonconvertible debt securities. In addition, the liquidity and market price may be materially adversely affected by:

         o changes in the overall market for convertible senior subordinated secured notes;

         o        changes in our financial performance or prospects;

         o        the prospects for companies in our industry generally;

         o        the number of holders of the notes;

         o the interest of securities dealers in making a market for the notes; and

         o        prevailing interest rates.

IF WE AUTOMATICALLY CONVERT THE NOTES, YOU SHOULD BE AWARE THAT THERE IS A SUBSTANTIAL RISK OF FLUCTUATION IN THE PRICE OF OUR COMMON STOCK FROM THE DATE WE ELECT TO AUTOMATICALLY CONVERT TO THE CONVERSION DATE.

         We may elect to automatically convert the notes on or prior to maturity if the closing price of our common stock has exceeded 150% of the conversion price for at least 20 trading days during any 30-day period ending within five trading days prior to the notice of automatic conversion. You should be aware that there is a risk of fluctuation in the price of our common stock between the time when we may first elect to automatically convert the notes and the automatic conversion date. These fluctuations may adversely affect the value of the shares of common stock into which the notes may be converted and the additional shares, if applicable, issued in satisfaction of the interest make-whole payment.

YOU MAY BE DEEMED TO HAVE RECEIVED A TAXABLE DISTRIBUTION WITHOUT THE RECEIPT OF ANY CASH.

         The conversion rate of the notes may be adjusted in certain circumstances. Under Section 305(c) of the Internal Revenue Code of 1986, as amended, or the Code, adjustments (or failures to make adjustments) to the conversion rate of the notes that have the effect of increasing your proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to you, even though they have not received any cash or property. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules under the Code, and may be subject to a 30% U.S. withholding tax in the case of a non-United States person. See "MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS."

                                 USE OF PROCEEDS

         We will not receive any cash proceeds from the sale of the notes offered by this prospectus or the shares of common stock into which the notes are convertible.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the ratio of earnings to fixed charges of Electroglas, Inc. and its subsidiaries for the nine months ended March 3, 2007, the fiscal year ended May 31, 2006, the five months ended May 31, 2005 and the years ended December 31, 2004 through 2002.

------------------------------------------ -------------------------------------------------------------
   NINE MONTHS ENDED MARCH 3, 2007    2006  FIVE MONTHS ENDED MAY 31, 2005   2004     2003      2002
------------------------------------------ -------------------------------------------------------------
                 (1)                  (1)                 (1)                 (1)     (1)        (1)
------------------------------------------ -------------------------------------------------------------

         The ratio of earnings to fixed charges represents the number of times "fixed charges" are covered by "earnings." "Fixed charges" consist of interest expense, including amortization of debt issuance costs, and the portion of rental expense deemed to represent interest. "Earnings" consist of income from continuing operations before income taxes plus fixed charges.

         (1) We would have had to generate additional earnings for the nine months ended March 3, 2007, the fiscal year ended May 31, 2006, the five months ended May 31, 2005 and the years ended December 31, 2004, 2003 and 2002 of $12.2 million, $34.7 million, $12.4 million, $6.3 million, $60.1 million and $77.8 million, respectively to achieve a ratio of 1:1.

                              DESCRIPTION OF NOTES

         We issued the notes under an indenture dated as of March 26, 2007 among us, our wholly owned subsidiary, Electroglas International, Inc., and The Bank of New York Trust Company, N.A., as trustee. The following summary is not complete. It summarizes some, but not all, of the provisions of the notes, the indenture and the intercreditor agreement. We have incorporated by reference the indenture, the form of the notes and the intercreditor agreement as exhibits to this registration statement of which this prospectus is a part, and you should read the actual terms of those documents for the definitive terms and conditions. We will provide to you, upon request, copies of the forms of the notes, indenture and registration rights agreement. As used in this description, the words "we," "us" or "our" means Electroglas, Inc. and does not include any of our existing or future subsidiaries.

GENERAL

         The notes are our secured obligations and are subordinate in right of payment to our Senior Indebtedness. The notes are secured by a second priority lien on our real and personal property, other than the Excluded Collateral, and are guaranteed by our domestic significant subsidiaries. The notes are convertible into our common stock.

         The aggregate principal amount of the notes is $25,750,000. We issued the notes in fully registered, definitive form, denominated in integral multiples of $1,000. The notes mature on March 27, 2027, unless earlier converted, redeemed or repurchased.

         The notes bear interest at the annual rate of 6.25% from and after the original issue date. Interest will be paid on June 15 and December 15 of each year, beginning on June 15, 2007, subject to limited exceptions if the notes are converted, redeemed or repurchased between a record date for payment of interest and the next interest payment date. The record dates for payment of interest are June 1 and December 1. Interest is computed on the basis of a 360-day year consisting of twelve 30-day months.

         We maintain an office in the Borough of Manhattan in New York, New York where the notes may be presented for registration, transfer, exchange or conversion. Initially, this will be an office or agency of The Bank of New York Trust Company, N.A., located at 101 Barclay Street, New York, New York 10286,
Attention: Corporate Trust Administration. We may, at our option, pay interest on the notes by check mailed to the registered holders of notes. However, holders of more than $500,000 in principal amount of notes may elect in writing to be paid by wire transfer.

         Holders are not required to pay a service charge for registration or transfer of their notes. We may, however, require holders to pay an amount sufficient to cover any tax, assessment or other governmental charge in connection with the transfer. We are not required to exchange or register the transfer of:

         o any note for a period of 15 days before the mailing of the notice of redemption;

         o        any note or portion selected for redemption;

         o        any note or portion surrendered for conversion; or

         o any note or portion surrendered for repurchase but not withdrawn in connection with a repurchase event.

                  NOTE GUARANTEES

         The notes are guaranteed by our subsidiary, Electroglas International, Inc. (together with any future guarantor of the notes, the "guarantors"). In the future, new domestic Significant Subsidiaries will be required to guarantee the notes. The note guarantees will be joint and several obligations of the guarantors. The obligations of each guarantor under its note guarantee will be limited as necessary to prevent that note guarantee from constituting a fraudulent conveyance under applicable law.

         A guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such guarantor is the surviving person) another person, other than us or another guarantor, unless:

         (1) immediately after giving effect to that transaction, no default or event of default exists; and

         (2) the person acquiring the property in any such sale or disposition or the person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that guarantor under the indenture, the notes and its note guarantee, pursuant to a supplemental indenture reasonably satisfactory to the trustee.

         The note guarantee of a guarantor will be released:

         (1) in connection with any sale or other disposition of all or substantially all of the assets of that guarantor (including by way of merger or consolidation) to a person that is not (either before or after giving effect to such transaction) us or one of our subsidiaries, if the consideration paid for such sale or disposition is paid to us or another guarantor; and

         (2) upon satisfaction and discharge of the indenture as provided below under the caption "--SATISFACTION AND DISCHARGE."

CONVERSION BY HOLDERS

         A holder may convert its notes, in whole or in part, at any time prior to maturity into our common stock at an initial conversion price of $2.2950 per share. Holders may convert notes in denominations of $1,000 and multiples of $1,000. The conversion price is subject to adjustment in the circumstances described below under "--CONVERSION PRICE ADJUSTMENTS."

         If the notes are called for redemption, your conversion rights on the notes called for redemption will expire at the close of business of the last business day before the redemption date, unless we default in payment of the redemption price. If a holder has submitted its note for repurchase after a repurchase event or in connection with a repurchase date, such note may only be converted if the holder delivers a withdrawal notice before the close of business on the last business day before the repurchase date.

         Except as described below, we will not make any adjustment for accrued interest or dividends on common stock upon conversion of the notes. We will pay in cash, on any note surrendered for conversion during the period from the close of business on any interest payment date to which interest has been fully paid through the close of business on the business day preceding the record date for the next such interest payment date, accrued and unpaid interest, if any, to, but excluding, the date of conversion. Any such payment of accrued and unpaid interest will be made within 10 business days after the conversion date.

         A holder can convert its notes by delivering the notes to an office or agency of the trustee in the Borough of Manhattan, The City of New York, along with a duly signed and completed notice of conversion and any other documents required by the indenture, forms of which may be obtained from the trustee. The conversion date will be the date on which the note and the duly signed and completed notice of conversion are delivered. We will use our reasonable best efforts to, within 3 business days after the conversion date, issue and deliver to the holder the number of full shares of common stock issuable upon conversion. We will deliver any cash payment for fractional shares no later than 10 business days after the date of conversion.

         If we have not delivered the number of shares of our common stock issued upon conversion of notes by any holder within 3 business days after the date of conversion with respect to such notes, we will pay that holder liquidated damages in the amount of 0.05% of the product of the number of shares not delivered and the Weighted Average Trading Price of our common stock on the conversion date, for each date thereafter until such shares are delivered to the holder. If we have not delivered such shares within 10 business days after the date of conversion, we will, on demand of such holder, pay such liquidated damages plus the product of the number of shares not delivered and the Weighted Average Trading Price of our common stock on the conversion date.

         If a holder has elected to be governed by section 2(k)(A) of the securities purchase agreement, such holder shall not have the right to convert, and we shall not permit, require or cause the conversion of, any portion of any note, and shall not otherwise issue any shares of our common stock pursuant to the indenture, to the extent that after giving effect to such conversion or issuance, such holder and its affiliates would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such conversion or issuance. If a holder has elected to be governed by section 2(k)(B) of the securities purchase agreement, such holder shall not have the right to convert, and we shall not permit, require or cause the conversion of, any portion of any note, and shall not otherwise issue any shares of our common stock pursuant to the indenture, to the extent that after giving effect to such conversion or issuance, such holder and its affiliates would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such conversion or issuance.

         If a holder delivers a note for conversion, the holder will not be required to pay any taxes or duties for the issue or delivery of common stock on conversion. However, we will not pay any transfer tax or duty payable as a result of the issuance or delivery of the common stock in a name other than that of the holder of the note. We will not issue or deliver common stock certificates unless we have been paid the amount of any transfer tax or duty or we have been provided satisfactory evidence that the transfer tax or duty has been paid.

CONVERSION PRICE ADJUSTMENTS

         ANTIDILUTION ADJUSTMENT

         The conversion price will be adjusted if we subdivide or combine our common stock, such reduction or increase to be effective at the opening of business on the day following the day when the subdivision or combination becomes effective.

         No adjustment in the conversion price will be required unless it would result in a change in the conversion price of at least 1%. Any adjustment not made will be taken into account in subsequent adjustments.

EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE

         Upon the occurrence of any of the following events, each note then outstanding will, without the consent of the holder of any note, become convertible only into the kind and amount of shares of stock and other securities or property or assets, including cash, receivable upon such event by a holder of a number of shares of common stock issuable upon conversion of such notes immediately prior to such event:

         o reclassification of or change in our outstanding common stock, other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination,

         o consolidation, merger or combination with another person as a result of which our stockholders shall be entitled to receive stock, securities or other property or assets, including cash, with respect to or in exchange for their common stock,

         o a statutory exchange as a result of which our stockholders generally shall be entitled to receive stock, securities or other property or assets, including cash, with respect to or in exchange for their common stock, or

         o sale or conveyance of our properties and assets as, or substantially as, an entirety to any other person as a result of which our stockholders shall be entitled to receive stock, securities or other property or assets, including cash, with respect to or in exchange for their common stock.

         We (or the successor or purchasing person) will execute a supplemental indenture with the trustee providing that the notes will be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such event by a holder of a number of shares of common stock issuable upon conversion of the notes (assuming, for such purposes, a sufficient number of authorized shares of common stock available to convert all the notes) immediately prior to such event. This calculation will be made based on the assumption that such holder of common stock did not exercise his rights of election, if any, that holders of common stock who were entitled to vote or consent to such transaction had as to the kind or amount of securities, cash or other property receivable upon such event. If the kind or amount of securities, cash or other property receivable upon such event is not the same for each share of common stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of such computation the kind and amount of securities, cash or other property receivable upon such event for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares.

OPTIONAL REDEMPTION

         We may redeem the notes, in whole or in part, at any time on or after March 26, 2010 at a redemption price equal to the principal amount of the notes plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, subject to the following conditions. If the Weighted Average Trading Price of our common stock on any day during the 3 month period immediately preceding the date of the redemption notice is greater than or equal to the conversion price as of such date, then the Equity Conditions are required to be satisfied on each date from the date of the redemption notice through and including the date of redemption. In addition, if at any time from the date of the redemption notice until the redemption date the Weighted Average Trading Price of our common stock is greater than or equal to the conversion price as of such date, then the Equity Conditions are required to be satisfied for each day to and including the redemption date. If we fail to satisfy the Equity Conditions as required, we will provide notice to the trustee and the holders of such failure and will be prohibited from redeeming the notes unless such failure is waived prior to the redemption date by holders of at least 50% in aggregate principal amount of the then-outstanding notes.

AUTOMATIC CONVERSION

         At any time before prior to maturity, we may automatically convert all or a portion of the notes if:

         o the closing price per share of our common stock has exceeded 150% of the then effective conversion price for any 20 out of 30 consecutive trading days ending 5 trading days prior to the date on which we give notice of such automatic conversion;

         o we meet the Equity Conditions on the date we give notice of such automatic conversion; and

         o not more than 30 days and not less than 10 days prior to such automatic conversion, we mail a notice of automatic conversion to the holders.

         If we fail to meet the Equity Conditions at any time beginning on the date when we give notice of automatic conversion and ending on the automatic conversion date then we are required to provide notice to the trustee and each holder of notes of such failure and, unless the holders of at least a majority in principal amount of the outstanding notes waive such failure prior to the automatic conversion date, the automatic conversion notice shall be of no further force or effect and we are required to withdraw such notice.

         If the automatic conversion date occurs prior to March 26, 2010, we will make an additional payment (the "Additional Payment") with respect to the notes in an amount equal to $187.50 per $1,000 principal amount of the notes converted (representing approximately three years interest), less the amount of any interest we actually paid on the notes prior to the automatic conversion date (and, if the note is converted between a record date and the next interest payment date, less interest payable on each $1,000 principal amount of the note on such next interest payment date).

         If the automatic conversion relates to all outstanding notes, the Additional Payment may be paid in whole or in part in cash and/or through the issuance of our common stock, provided that (a) any shares of common stock issued in payment or partial payment, when added to the sum of (1) the shares of common stock issued or issuable upon conversion of all the notes, and (2) the additional shares issued pursuant to the terms of the indenture, shall not exceed 19.99% of our aggregate outstanding capital stock as of March 26, 2007 unless our stockholders have otherwise approved such greater issuance of common stock, (b) each holder of the notes shall be treated on the same basis as to the percentage of such Additional Payment paid in shares of common stock, and (c) no portion of such Additional Payment shall be paid in shares of common stock unless on the automatic conversion date a registration statement is effective and available for the resale of such shares. Common stock used to pay any such payment shall be valued at 95% of the current market price of the common stock as of the date 2 business days prior to the automatic conversion date.

REPURCHASE AT THE OPTION OF HOLDERS ON REPURCHASE DATES AND UPON A REPURCHASE EVENT

         A holder will have the right, at its option, to require us to repurchase all or any portion of its notes, in cash, on March 26, 2011, 2015, 2016, 2019, 2021 and 2023, and, no less than 30 days and no more than 40 days after we mail holders and the trustee a notice of the occurrence of a repurchase event. The repurchase price we are required to pay will be 100% of the principal amount of the notes submitted for repurchase plus accrued and unpaid interest to, but excluding, the repurchase date. If a redemption date, as described above under "OPTIONAL REDEMPTION," occurs prior to any repurchase date established pursuant to the repurchase event notice, provided that we have deposited or set aside an amount of money sufficient to redeem the notes on or before the repurchase date, all such notes will be redeemed and the repurchase rights will have no effect.

         We will be required to mail to the holders a notice within 5 days after the occurrence of a repurchase event. The notice must describe the repurchase event, the holders' right to elect repurchase of the notes and the repurchase date. We must deliver a copy of the notice to the trustee and cause a copy, or a summary of the notice, to be published on our website. A holder may exercise its repurchase rights by delivering written notice to us and the trustee. The notice must be accompanied by the notes duly endorsed for transfer to us. The repurchase notice must be delivered on or before the close of business on the 3rd business day prior to the repurchase date.

         A repurchase event will be considered to have occurred if:

         1. our common stock or other common stock into which the notes are then convertible is not listed for trading on a United States national securities exchange, quoted on the NASDAQ Capital Market, or approved for trading and/or eligible for quotation on an established automated over-the-counter trading market in the United States, including the OTC Bulletin Board, but excluding the "pink sheets" or any similar quotation system, or

         2. one of the following "Change in Control" events occurs:

         o any person or group becomes a beneficial owner of more than 50% of the voting power of our outstanding securities entitled to vote generally in the election of our directors;

         o our stockholders approve any plan or proposal for our liquidation, dissolution or winding up;

         o we consolidate with or merge into any other corporation or any other corporation merges into us and, as a result, our outstanding common stock is changed or exchanged for other assets or securities unless our stockholders immediately before the transaction own, directly or indirectly, immediately following the transaction at least a majority of the combined voting power of the corporation resulting from the transaction in substantially the same proportion as their ownership of our voting stock immediately before the transaction;

         o we convey, transfer or lease all or substantially all of our assets to any person (other than a wholly-owned subsidiary as a result of which we become a holding company); or

         o the continuing directors, as defined below, do not constitute a majority of our board of directors at any time.

         However, a change in control will not be deemed to have occurred if at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the change in control consists of (and the capital stock into which the notes would be convertible consists of) shares of capital stock that are, or upon issuance will be, traded on an eligible market and as a result of such transaction our obligations under the notes and the indenture are expressly assumed by the person issuing such consideration in such Change in Control.

         The term "continuing director" means at any date a member of our board of directors:

         o        who was a member of our board of directors on March 24, 2007;
                  or

         o who was nominated or elected by at least a majority of the directors who were continuing directors at the time of the nomination or election or whose election to our board of directors was recommended by at least a majority of the directors who were continuing directors at the time of the nomination or election or by a nominating committee whose authority and membership was approved by a majority of the directors who were continuing directors at the time the committee was formed.

         Under the above definition of continuing directors, if our current board of directors approved a new director or directors and then resigned, no Change in Control would occur, even though all of the current directors would then cease to be in office.

         A holder may require us to repurchase all or any portion of its notes upon a repurchase event and upon each repurchase date. We may not have sufficient cash to repurchase the notes upon a repurchase event or a repurchase date. Our Senior Facility (as defined below) prohibits us from repurchasing the notes. In connection with any repurchase event or repurchase date, we could seek consent from the lenders under the Senior Facility to repurchase the notes. If we are unable to obtain such consent, we could attempt to refinance the notes. If we were unable to obtain such consent or refinance, we would either repurchase the notes and be in default under the Senior Facility or would not repurchase notes which could result in an event of default under the indenture. An event of default under the indenture would result in an event of default under the Senior Facility. In addition, the occurrence of the repurchase event may be an event of default under our other debt.

         In addition, if we are unable to repurchase on the repurchase date all of the notes as to which the repurchase right has been properly exercised, the aggregate amount of notes we may repurchase will be allocated pro rata among each note surrendered for repurchase, based on the principal amount of the note, in proportion to the aggregate amount of notes surrendered for repurchase.

         The interpretation of the phrase "all or substantially all" used in the definition of Change in Control would likely depend on the facts and circumstances existing at such time. As a result, there may be uncertainty as to whether or not a sale or transfer of "all or substantially all" of our assets has occurred.

         Our requirement to repurchase notes upon a repurchase event could delay, defer or prevent a change in control. As a result, the repurchase right may discourage:

         o        a merger, consolidation or tender offer;

         o the assumption of control by a holder of a large block of our shares; and

         o        the removal of incumbent management.

         The offer to repurchase could be considered an issuer tender offer under Rule 13e-4 under the Exchange Act and we will comply with this rule to the extent applicable.

INCREASE IN CONVERSION PRICE UPON CERTAIN CORPORATE TRANSACTIONS

         If (a) (i) we consolidate with or merge into any other corporation or any other corporation merges into us and, as a result, our outstanding common stock is changed or exchanged for other assets or securities, unless our stockholders immediately before the transaction own, directly or indirectly, immediately following the transaction at least a majority of the combined voting power of the corporation resulting from the transaction in substantially the same proportion as their ownership of our voting stock immediately before the transaction; or (ii) we convey, transfer or lease all or substantially all of our assets to any person; (b) 10% or more of the consideration received by holders of our common stock in connection with such transaction consists of cash or securities or other property that is not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange, and (c) a holder elects to convert its notes on or prior to March 26, 2010, then the conversion price for any such notes surrendered for conversion shall be increased by a number of additional shares of common stock, as described below.

         The number of additional shares will be determined by reference to the table set forth below, based on the effective date of such transaction (the "Effective Date") and the price (the "Stock Price") paid per share of the common stock in such corporate transaction. If holders of common stock receive only cash in such corporate transaction, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Closing Price per share of Common Stock on the five Trading Days up to but not including the Effective Date of such transaction.

         The following table sets forth the number of additional shares to be received per $1,000 principal amount of notes.

        -----------------------------------------------------------------------------------------
                                               STOCK PRICE
        =========================================================================================
         $2.25      $3.00     $4.00      $5.00     $6.00    $7.00      $8.00    $9.00     $10.00
3/26/07   83.3       62.5      46.9       37.5      31.3     26.8       23.4     20.8       18.8
6/15/07   83.3       62.5      46.9       37.5      31.3     26.8       23.4     20.8       18.8
6/15/08   55.6       41.7      31.2       25.0      20.8     17.9       15.6     13.9       12.5
6/15/09   27.8       20.8      15.6       12.5      10.4      8.9        7.8      6.9        6.3
6/15/10    0.0        0.0       0.0        0.0       0.0      0.0        0.0      0.0        0.0
6/15/11    0.0        0.0       0.0        0.0       0.0      0.0        0.0      0.0        0.0

         The Stock Prices set forth in the first row of the table above will be adjusted as of any date on which the conversion price of the notes is adjusted as described above under "CONVERSION PRICE ADJUSTMENTS." The adjusted Stock Price will equal the Stock Price applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion price as so adjusted and the denominator of which is the conversion price immediately prior to such adjustment giving rise to the Stock Price adjustment. If an adjustment is made to the conversion price as described above under "CONVERSION PRICE ADJUSTMENTS", the number of additional shares will be adjusted by multiplying such amount by a fraction, the numerator of which is the conversion price immediately prior to such adjustment and the denominator of which is the conversion price as so adjusted.

         The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

         (i) if the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year,

         (ii) if the Stock Price is equal to or in excess of $10.00 per share, subject to adjustments set forth above "CONVERSION PRICE ADJUSTMENTS", no additional shares will be issued upon conversion, and

         (iii) if the Stock Price is less than $2.25 per share, subject to adjustments set forth "--ANTIDILUTION ADJUSTMENTS", no additional shares will be issued upon conversion.

COLLATERAL

         Our obligations with respect to the notes and the obligations of the guarantors under the note guarantees are secured by second priority Liens on substantially all of our assets and substantially all of the assets of the guarantors. These Liens are junior in priority to the liens securing Senior Indebtedness. The collateral comprises all of our assets and the assets of the guarantors, other than Excluded Collateral.

INTERCREDITOR AGREEMENT

         Pursuant to the intercreditor agreement, payment of the notes is subordinate and junior and subject in right of payment to the prior payment in full in cash of all our "Senior Indebtedness" now outstanding or incurred in the future and the Liens granted to the collateral agent pursuant to the security agreement are subordinate and junior to the Liens in favor of the Senior Agent.

         "Senior Indebtedness" consists of the principal of, and premium, if any, and interest (including post-petition interest, whether or not allowed) on, and all other amounts accrued or due on or in connection with the Senior Facility; provided that the maximum principal amount of Senior Indebtedness shall not exceed $8,250,000 MINUS any permanent reductions in the commitment under the Senior Facility after March 26, 2007 in connection with a prepayment of Indebtedness outstanding under the Senior Facility required by reason of any sale of assets by us or our subsidiaries.

         Every lien securing the Obligations, including any judgment liens obtained in the future and any claims of rights of set-off, shall be subordinate to the liens securing Senior Indebtedness, and the trustee may not contest any lien securing Senior Indebtedness. Any lien securing the Obligations which encumbers assets not subject to a lien securing Senior Indebtedness must be assigned to Comerica Bank, or its successors and assigns as agent under the Senior Facility.

         The term "Senior Facility" refers to our revolving credit agreement with Comerica Bank, including any agreement extending the maturity of, refinancing, replacing, increasing the amount of, or otherwise restructuring all or any portion of the indebtedness under such agreement whether by the same lender or any agent or group of lenders (the "Senior Lender").

         No payment on account of the notes may be made, and no notes may be redeemed or purchased directly or indirectly by us or our subsidiaries, if at the time of such payment, redemption or purchase or immediately after giving effect thereto:

         o a default in the payment of principal, premium, if any, interest or other obligations in respect of any Senior Indebtedness occurs and is continuing (a "Payment Default") unless and until such Payment Default has been cured or waived or has ceased to exist; or

         o we or the Trustee have received notice (a "Payment Blockage Notice") from the Senior Lender that there exists under the Senior Facility a default, which has not been cured or waived, permitting the Senior Lender to declare the Senior Indebtedness due and payable, but only for the period (the "Payment Blockage Period") commencing on the date of receipt of the Payment Blockage Notice and ending on the earlier of the date such default has been cured or waived or the 180th day immediately following the Trustee's receipt of such Payment Blockage Notice.

         We will resume payments on and distributions in respect of the notes on the date upon which a Payment Default is cured or waived or ceases to exist. Unless the Senior Lender has accelerated the maturity of the Senior Indebtedness or there is a Payment Default, we will resume payments on the notes after the end of each Payment Blockage Period. Not more than one Payment Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to the Senior Indebtedness during such period.

         Payment of cash, property or securities other than "Junior Securities" upon a conversion of notes shall be deemed payment and shall be subject to the payment subordination terms of the intercreditor agreement.

         "Junior Securities" means (i) shares of any of our stock of any class, or (ii) any of our securities which are subordinated in right of payment to the Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the notes are subordinated as provided in the intercreditor agreement.

         During any Payment Default or Payment Blockage Period, if an event of default has occurred under the indenture, the trustee and the holders may not attempt to collect on the indebtedness, enforce their rights under the indenture, the notes, registration rights agreement or any of the Security Documents, or attempt to foreclose or realize upon the indebtedness until the earlier of (a) 180 days following such event of default or (b) the date on which
(i) such Payment Default is cured, waived or ceases to exist or (ii) such Payment Blockage Period ends.

         Notwithstanding the foregoing paragraph, as long as any portion of the Senior Indebtedness remains outstanding and has not been discharged, the trustee and the holders may not exercise any of their rights or remedies, including setoff and foreclosure, against any collateral subject to liens securing both the Senior Indebtedness and the Obligations (such collateral, "Common Collateral"), and the Senior Lender shall be free to exercise its rights and remedies against the Common Collateral in such a manner as it in its sole discretion and without any notice to or consultation with the trustee or the holders.

         The trustee on behalf of the holders shall have the option to purchase all of the Senior Indebtedness within the 60 day period following the day that is 120 days after a Payment Blockage Notice has been received or a Payment Default has occurred, provided that the default giving rise to such Payment Blockage Notice or Payment Default has not been cured or waived. The purchase price shall be equal to the principal, accrued interest, fees, expenses, breakage fees, any prepayment penalty or premium, and any other amount owed by us under the Senior Facility.

         In the event of any bankruptcy, insolvency or other similar proceeding initiated by or against us or any dissolution or winding up or total or partial liquidation or reorganization of our company, all principal and interest due upon any Senior Indebtedness will first be paid in full before any holders of the notes will be entitled to receive or, if received, to retain any payment or distribution on account of the notes.

         Until the Discharge of the Senior Indebtedness, the trustee and the holders are subject to the following restrictions in any bankruptcy, insolvency, or other similar proceeding initiated by or against us:

         o No objection may be made against any proposal by the Senior Lender to offer debtor-in-possession financing to us under section 363 or 364 of the Bankruptcy Code, and no competing proposal may be offered;

         o No motion for relief from the automatic stay or any other stay in any similar bankruptcy or insolvency proceeding may be made;

         o No objection may be made to any sale or disposition of assets that is supported by the Senior Lender, and the trustee and the holders will be deemed to have consented under section 363 of the Bankruptcy Code (and otherwise) to any sale supported by the Senior Lender and to have released their liens, if any, on such assets upon consummation of such sale so long as such liens attach to the proceeds of such sale, subject to the prior lien of the Senior Lender;

         o Any request for adequate protection by the Senior Lender may be contested, and no objection to a request by the Senior Lender for adequate protection may be made;

         o Any return of property or payment made by the Senior Lender to us or any of our subsidiaries as a result of a determination that any transfer related to the Senior Indebtedness is an avoidable preferential transfer shall cause the Senior Indebtedness to be reinstated to the extent of such recovery by us or our subsidiary;

         o No objections may be made to requests by Comerica Bank for or payment of certain fees, including any carve-out for professional and United States Trustee fees agreed to by the Senior Lender;

         o The Obligations and the Senior Indebtedness, and the separate grants of liens thereunder, shall be separately classified, and if it is held that the claims of the Senior Lender and the claims of the trustee and the holders with respect to the Common Collateral constitute only one secured claim, then the distribution of payments shall proceed as though the claims of the Senior Lender were separate from and senior to the claims of the trustee and the holders; and

         o The trustee and the holders may not vote to accept any plan of reorganization which either (i) does not pay the Senior Indebtedness in full in cash or (ii) is not accepted by the Senior Lender.

         Notwithstanding the foregoing, the trustee and the holders may, in a bankruptcy, insolvency or other similar proceeding initiated against or by us or any of our subsidiaries, file proofs of claim, file such responsive and defensive pleadings as necessary, vote on plans of reorganization, and cash bid at any section 363 hearing or with respect to any other disposition of Common Collateral.

         The subordination provisions are intended solely for the purposes of defining the relative rights of the holders of the notes and the holders of Senior Indebtedness. The subordination provisions in no way are intended to impair, as between us and any holders of the notes, our unconditional and absolute obligation to pay to the holders of the notes the principal of the notes (and premium, if any) and interest on the notes, in accordance with the terms of the notes.

EVENTS OF DEFAULT AND REMEDIES

         The following events constitute "events of default" under the indenture:

         o        we fail to pay any of the following amounts when due:

         >>       the principal or premium (including the conversion provisional payment), if any, or any of the notes;
         >>       the repurchase price on a repurchase date; or
         >>       the redemption price on a redemption date;


         o we fail to pay any of the following amounts when due, if such failure continues for 30 days:

         >>       interest on the notes;
         >>       liquidated damages in connection with a failure to deliver shares of our comment stock within three business days after a conversion date; or

         >> extension fees in connection with a failure to file periodic or other reports required to be filed;

         o we fail to deliver shares of our common stock within 10 business days after conversion of a note;

         o we fail to perform any covenant in the indenture not otherwise described above if such failure continues for 30 days after notice is given in accordance with the indenture;

         o        we fail to provide timely notice of a repurchase event;

         o we fail or any of our significant subsidiaries fail to make any payment at maturity on any indebtedness, including any applicable grace periods, in an amount in excess of $500,000, and such amount has not been paid or discharged for a period of 30 days;

         o a default by us or any of our significant subsidiaries on any indebtedness that results in the acceleration of indebtedness in an amount in excess of $500,000, without this indebtedness being discharged or the acceleration being rescinded or annulled for 30 days;

         o certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries;

         o any of the representations or warranties made by us in the indenture or other documents filed as exhibits to this registration statement of which this prospectus is a part are false or misleading in any material respect at the time made;

         o we fail to observe or perform any covenant (other than in the notes and the indenture) and, if curable, such failure continues for 30 days after the earlier of a notice of default is given or the date on which an officer became or should have become aware of such failure;

         o one or more final non-appealable judgments for the payment of money in excess of $500,000 to the extent not fully paid or discharged (excluding any portion thereof that is covered by an insurance policy issued by an insurance company of recognized standing and creditworthiness) is rendered against us or any of our subsidiaries, and remains undischarged for 60 days during which execution is not effectively stayed, or any action is legally taken by a judgment creditor to levy upon our assets or properties or those of our subsidiaries to enforce any such judgment;

         o any execution or attachment is issued whereby any substantial part of our property or the property of our subsidiaries is taken or attempted to be taken and such execution or attachment is not vacated or stayed within 30 days after its issuance;

         o unless all the collateral subject to the security agreement has been released in accordance with the provisions of the Security Documents, default by us in the performance of such security documents, or the occurrence of any event which adversely affects the enforceability, validity, perfection or priority of the lien on a material portion of the collateral, the repudiation or disaffirmation by us of our material obligations under the Security Documents or the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against us for any reason with respect to a material portion of the collateral;

         o we fail to file periodic or other required reports and the holders of not less than 20% in aggregate principal amount of the notes then outstanding give a written notice to us and to the trustee specifying such default and requiring us to cause such default to be cured or waived, and such failure shall continue either for 60 days after such notice is given if we have not paid an extension fee related to such filing failure or for 180 days after such notice is given if we have paid such extension fee;

         o the subordination provisions of the intercreditor agreement or any agreement or instrument governing the subordination or intercreditor terms or provisions of the Senior Indebtedness shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any person shall contest in any manner the validity or enforceability of such subordination provisions or deny that it has any further liability or obligation under such subordination provisions, or our obligations under the indenture for any reason shall not have the priority contemplated by the indenture or such subordination provisions;

         o any note guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases to be in full force and effect (other than pursuant to the terms of the indenture) or any guarantor denies or disaffirms its obligations under its note guarantee or gives notice to such effect;

         o we fail to duly observe and comply with the limitations on indebtedness and liens in the indenture and such failure continues for a period of 10 days, or, if later, the date we know or should have known of such failure; provided that if such failure is not curable or if we are not diligently pursuing a cure, then the cure period shall terminate; or

         o an "Event of Default" occurs under and as defined in the Senior Facility at any time when the obligations outstanding under such credit facility are $1,000,000 or more;

         o we fail to perform any covenant in the indenture not otherwise described above if such failure continues for 30 days after notice is given in accordance with the indenture;

         The trustee is generally required under the indenture, within 90 days after it becomes aware of a default, to provide holders written notice of all incurred defaults. However, the trustee may, except in the case of a payment default on the notes, withhold this notice of default if it determines that withholding the notice is in the best interest of the holders. The trustee must send all of the holders a notice of receipt of a payment blockage notice within 5 days of receipt of such notice.

         If an event of default has occurred and is continuing, the rate of interest on the notes shall be increased by three percent (3%) per annum. In addition after the occurrence and during the continuance of an event of default, the trustee or the holders of not less than 20% in principal amount of outstanding notes, may declare the principal and premium on the notes to be immediately due and payable and may make demand on us for such amount. After acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding notes may rescind the acceleration if all events of default, other than the payment of principal of and accrued interest on the notes that have become due solely because of the acceleration, have been cured or waived as provided in the indenture. If an event of default arising from events of bankruptcy, insolvency or reorganization occurs and is continuing with respect to us, all unpaid principal of and accrued interest on the outstanding notes would become due and payable immediately without any declaration or other act on the part of the trustee or holders of notes.

         If the notes are accelerated solely because of an event of default caused by a failure to pay other indebtedness or a failure to make certain filings required by the indenture and the Trust Indenture Act, the declaration of acceleration of the notes shall be automatically rescinded and annulled if the event of default or payment triggering such event of default shall be remedied or cured by us or any of our subsidiaries or waived by the holders of the relevant indebtedness.

         Holders of a majority in principal amount of outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee, subject to specified limitations. Before exercising any right or power under the indenture at the direction of the holders, the trustee will be entitled to receive from such holders reasonable security or indemnity reasonably satisfactory to it against any costs, expenses and liabilities that it might incur as a result.

         Before the holders may take any action to institute any proceeding relating to the indenture, or to appoint a receiver or a trustee, or for any other remedy, each of the following must occur:

         o holders must have given the trustee written notice of a continuing event of default;

         o the holders of at least 20% of the aggregate principal amount of all outstanding notes must have made a written request of the trustee to take action because of the default;

         o holders must have offered indemnification reasonably satisfactory to the trustee against the cost, expenses and liabilities of taking action; and

         o the trustee must not have taken action for 60 days after receipt of such notice and offer of indemnification.

         These limitations do not apply to a suit for the enforcement of payment of the principal of or any premium or interest on a note or the right to convert the note in accordance with the indenture.

         Generally, the holders of not less than a majority of the aggregate principal amount of outstanding notes may waive any default or event of default, except if:

         o we fail to pay principal of, premium or interest (including extension fees assessed because of a failure to make certain required filings and liquidated damages) on, any note when due;

         o        we fail to convert any note into common stock; or

         o we fail to comply with any of the provisions of the indenture that would require the consent of the holder of each outstanding note affected.

                  CONSOLIDATION, MERGER OR ASSUMPTION

         We may not consolidate or merge into another person or sell, lease, convey or transfer all or substantially all of our assets to another person, whether in a single or series of related transactions, unless:

         o either (i) in the case of a merger or consolidation that does not involve a transfer of all or substantially all of our property and assets, we are the surviving entity, or (ii) the resulting entity is a corporation, limited liability company, partnership or trust and is organized and existing under the laws of the United States, or any state of the United States or the District of Columbia and expressly assumes in writing the due and punctual payment of amounts due on all of the notes and the performance or observance of all of our covenants under the indenture and the security documents;

         o immediately after giving effect to such transaction, no event of default, and no event that after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

         o Certain other conditions set forth in the indenture are satisfied.

CERTAIN COVENANTS

         REPORTING REQUIREMENT

         We will file the reports required to be filed by us under the Exchange Act, and the rules, regulations and policies adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Exchange Act. We will, upon the request of any holder of the notes, make available such information as would be necessary to permit sales of securities pursuant to Rule 144A under the Securities Act.

REQUIREMENT OF COMPLIANCE WITH LAWS

         We and our Significant Subsidiaries have agreed to comply with all applicable laws, including the Securities Act and any applicable state securities laws, in connection with the offer and sale of common stock, and other securities and property deliverable, upon conversion of the notes and in connection with the operation of our business.

REQUIREMENT REGARDING PRESERVATION AND MAINTENANCE OF BUSINESS

         We will, and will cause our Significant Subsidiaries to, do or cause to be done all things necessary to: (i) obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of our and such subsidiaries' business; and (ii) at all times maintain and preserve all property material to the conduct of such business and from time to time make, or cause to be made, all repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, except in each case if such failure is not reasonably likely to result in a material adverse effect. "Material adverse effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities or condition of us and our subsidiaries taken as a whole; (b) a material impairment of our ability or the ability of any guarantor to perform the obligations under the indenture, the security agreement or other related agreements to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against us or any guarantor of the indenture, the security agreement or any other related document.

INSURANCE REQUIREMENT

         At all times we will keep our insurable properties, and the insurable properties of our significant subsidiaries, insured by financially sound and reputable insurers against such risks as is reasonable and prudent or may be required by applicable law.

RECORDKEEPING REQUIREMENT

         We will keep, and will cause our Significant Subsidiaries to keep, proper books of records and account in which full and correct entries are made of all dealings and transactions in relation to its business and activities, each administered in accordance with sound business practices to permit the preparation of financial statements in conformity with generally accepted accounting principles in the United States as in effect on the date of the indenture, applied on a consistent basis ("GAAP").

LIMITATION ON ADDITIONAL INDEBTEDNESS AND LIENS

         So long as any notes are outstanding, we will not, and will not permit any of our subsidiaries to, directly or indirectly:

         (a) incur, create, issue, assume, guarantee or otherwise become liable for, or suffer to exist, any outstanding Indebtedness other than (i) Senior Indebtedness, (ii) the 5.25% Convertible Subordinated Notes due 2007, (iii) purchase money Indebtedness in an aggregate amount outstanding at any time not in excess of $500,000, (iv) Indebtedness of the Company evidenced by the notes and indebtedness of any subsidiary evidenced by a note guarantee; (v) unsecured Indebtedness of us or any subsidiary owing to and held by us or our subsidiaries; provided that (A) such Indebtedness is fully subordinated to the Obligations and (B) upon the occurrence and during the continuance of an event of default such Indebtedness is evidenced by a promissory note that has been pledged to the trustee, or (vi) unsecured Indebtedness incurred by us and/or any of our subsidiaries that is expressly made subordinate in right of payment to prior payment and satisfaction in full of the Obligations other than indemnification Obligations as to which no claim has been made, and which unsecured Indebtedness does not provide at any time for the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until June 30, 2027 or later; or

         (b) create, allow or suffer to exist any lien upon or in any property or assets (including accounts and contract rights) owned by us or any of our subsidiaries, other than Permitted Liens.

         We will not, nor permit any of our Significant Subsidiaries to, enter into or assume any agreement prohibiting or otherwise restricting the creation or assumption of any lien upon our or its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for an obligation, except to the extent any such agreement provides for Permitted Liens. Except as provided herein, we will not and will not cause or permit our Significant Subsidiaries to directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any such subsidiary to: (1) pay dividends or make any other distribution on any of such subsidiary's capital stock owned by us or any other subsidiary; (2) pay any Indebtedness owed to us or any other subsidiary; (3) make loans or advances to us or any other subsidiary; or (4) transfer any of our or its property or assets to us or any other subsidiary, in each case, other than those encumbrances and restrictions existing on March 26, 2007 and contained in any agreement governing the Senior Facility or agreements in the nature of a requirement to conduct business in the ordinary course relating to the sale of a subsidiary pending such sale.

RESTRICTION ON PAYMENTS

         So long as any notes are outstanding, we will not, and will not permit any of our subsidiaries to, directly or indirectly:

         (a) declare, set aside or pay a dividend or make a distribution in respect of any capital stock (in shares of common stock or cash (excluding any cash that is distributed upon a merger or consolidation to which section 15.7 of the indenture applies), shares of any class of our capital stock or the capital stock of any other entity, any evidences of our indebtedness or any of the our or our subsidiaries' other assets (including securities));

         (b) issue rights, options or warrants to holders of outstanding shares of our common stock entitling us to subscribe for or purchase shares of common stock at a price per share less than the Current Market Price on the record date fixed for the determination of stockholders entitled to receive such rights, options or warrants;

         (c) make a tender offer for, or repurchase, redeem or acquire all or any portion of our outstanding capital stock or the outstanding capital stock of any of our subsidiaries, excluding repurchases of capital stock from employees or our former employees not in excess of an aggregate amount of $50,000 in any fiscal year;

         (d) implement a new stockholder rights plan, unless such rights plan provides that upon conversion of any note the holders will receive, in addition to the common stock issuable upon such conversion, the rights issued under such rights plan as if such converting holders had converted such note prior to implementing the rights plan and notwithstanding the occurrence of an event causing such rights to separate from the common stock at or prior to the time of conversion; or

         (e) split, combine or reclassify any capital stock or issue or authorize the issuance of any securities in respect of, in lieu of or in substitution for, any capital stock.

         Notwithstanding the foregoing, any subsidiary may declare, set aside or pay any dividends or make any other distributions in respect of any of its capital stock that is held by us or by any of our subsidiaries.

REQUIREMENT TO PAY PRESENTLY OUTSTANDING NOTES

         We are required to pay all of our 5.25% Convertible Subordinated Notes due 2007 that remain outstanding on the maturity date of such notes. As required, we set aside funds from the sale of the notes in a blocked account at Comerica Bank in an amount sufficient to pay the principal amount of the 5.25% Convertible Subordinated Notes on the June 15, 2007 maturity date, together with an amount sufficient to pay all interest that will be payable on all such notes to such maturity date.

LIMITATION ON PREPAYMENT OF INDEBTEDNESS

         Except for the Senior Indebtedness, the notes and intercompany indebtedness, we will not, nor will we permit any of our subsidiaries to, prepay any Indebtedness that is in parity with or subordinate to the notes by structure or contract.

RESTRICTION ON INVESTMENT COMPANY STATUS

         We will not, nor will we permit any of our subsidiaries to, become an investment company subject to registration under the Investment Company Act of 1940, as amended.

REQUIREMENT REGARDING ADDITIONAL NOTE GUARANTEES

         If any domestic subsidiary becomes a Significant Subsidiary (excluding any subsidiary that has previously executed a note guarantee), then such subsidiary will (a) execute a note guarantee in the form of a supplemental indenture, (b) enter into amendments to the Security Documents or enter into new security documents granting the trustee, on behalf of the holders of notes, a security interest on all of the assets of such domestic subsidiary other than the Excluded Collateral and (c) deliver an opinion of counsel in accordance with the terms of the indenture within 90 days after the end of the fiscal quarter in which such subsidiary first becomes a Significant Subsidiary.

RESTRICTION ON INVESTMENTS

         From and after the date of the indenture, we will not, and will not permit any of our subsidiaries to: (a) purchase or acquire (or commit to purchase or acquire) any capital stock, or any obligations or other securities of, or any interest in, any person; (b) make (or commit to make) any acquisition of all or substantially all of the assets of another person, or of any business or division of any person, including without limitation, by way of merger, consolidation or other combination or (c) make (or commit to make) any advance, loan, extension of credit or capital contribution to or any other investment in, any person (each, an "Investment") except:

         (i) Investments in a guarantor or a person which will, upon the making of such Investment, becomes a guarantor;

         (ii) Investments in another person if as a result of such Investment such other person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, us or a guarantor;

         (iii) Temporary Cash Investments;

         (iv) intercompany prepayments and advances (among us and our subsidiaries) created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms and in any event not more than 3 months after created; provided that if any such prepayment or advance is not paid or discharged in accordance with its terms during such 3-month period, then the payee shall promptly exercise any setoff rights available to it and such amounts in any event shall be paid or discharged in accordance with its terms within 6 months (and, if not so paid or discharged at such time, shall thereafter constitute Indebtedness of the payor subject to the covenant described above under "--LIMITATION ON ADDITIONAL INDEBTEDNESS AND LIENS");

         (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

         (vi) loans or advances to employees made in the ordinary course of business consistent with our past practices or those of such subsidiary, as the case may be;

         (vii) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

         (viii) Investments totaling not more than $5,000,000 in the aggregate at any time outstanding in foreign subsidiaries that are not guarantors; and

         (ix) Investments (excluding Investment described in clauses (i)-(viii) above) totaling not more than $1,000,000 in the aggregate at any time outstanding.

         In valuing any Investments for the purposes of applying the limitations set forth in this investment covenant (except as otherwise expressly provided herein), such Investment shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation, but less any amount repaid or recovered on account of capital or principal.

MODIFICATIONS OF THE INDENTURE

         From time to time, we and the trustee, without consent of the holders of the notes, may amend or supplement the indenture for certain purposes, including curing defects or inconsistencies or making changes that do not adversely affect the rights of any holder. In other circumstances, the consent of the holders of a majority in principal amount of the outstanding notes affected is required to make a modification or amendment to the indenture. However, a modification or amendment requires the consent of the holder of each outstanding note affected if it would:

         o        extend the maturity date of any note;

         o reduce the interest rate or extend the time of payment of interest on any note;

         o        reduce the principal amount or any premium of any note;

         o reduce any amount payable upon redemption or repurchase of any note;

         o adversely change our obligation to repurchase any note upon a repurchase event;

         o adversely change the holder's right to institute suit for the payment of any note;

         o        change the currency in which any note is payable;

         o        adversely modify the right to convert the notes; or

         o reduce the percentage required to consent to modifications and amendments.

         In addition, any amendment or supplemental indenture that disproportionately affects the rights of a holder shall require the prior consent of such holder.

         Notwithstanding the preceding, without notice to or the consent of any holder of notes, we and the trustee may amend or supplement the indenture, the security documents or the notes:

         o to make provision with respect to the conversion rights of the holders of notes in connection with a reclassification, consolidation, merger or sale;

         o        to add any additional assets as collateral;

         o to evidence the succession of another person to our covenants, agreements and obligations in connection with a consolidation, merger, sale conveyance or lease;

         o to add covenants, restrictions or conditions for the benefit of the holders of notes;

         o to provide for the issuance of notes in coupon form and to provide for exchangeability of such notes and to make all appropriate changes for such purpose;

         o        to cure any ambiguity, defect or inconsistency;

         o to evidence and provide for the acceptance of appointment of a successor trustee;

         o to modify, eliminate or add to the provisions to the extent necessary to effect the qualification of the indenture under the Trust Indenture Act; or

         o        to provide any additional guarantee of the notes; or

         o to release collateral when permitted or required by the indenture or the security documents.

SATISFACTION AND DISCHARGE

         We may discharge our obligations under the indenture while notes remain outstanding if:

         o        all notes will become due in one year; and

         o we deposit sufficient funds to pay all outstanding notes on their scheduled maturity or redemption date.

TAXATION

         Pursuant to the terms of a securities purchase agreement entered into with the purchasers of the notes upon the original issuance of the notes, if we are required to withhold or deduct any tax or other governmental charge from any payment made under any note, we will pay to such purchaser such additional amounts as are necessary such that such purchaser actually receives the amount it would have received if no such withholding or deduction had been required; provided, however, that the foregoing obligation to pay additional amounts shall not apply to any tax or other governmental charge that would not have been so imposed but for the failure of the purchaser to provide the appropriate statements, certification, identification, or other documentation under United States income tax laws with respect to the payment.

CERTAIN DEFINITIONS

         "BANKRUPTCY CODE" shall mean title 11 of the United States Code (11 U.S.C. 101 et seq.), as amended from time to time and any successor statute.

         "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in the City of New York or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close or be closed.

         "CLOSING PRICE" means, with respect to any securities on any day, the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on The NASDAQ Stock Market or New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by our board of directors for that purpose, or a price determined in good faith by our board of directors, whose determination shall be conclusive and described in a board resolution (absent manifest error).

         "CURRENT MARKET PRICE" means the average of the daily Closing Prices per share of Common Stock for the ten (10) consecutive Trading Days immediately prior to the date in question.

         "DISCHARGE OF THE SENIOR INDEBTEDNESS" shall mean payment in full in cash of the principal of, interest and premium, if any, on all Senior Indebtedness and the termination of any commitments of Comerica Bank under the Senior Facility.

         "EQUITY CONDITIONS" means that each of the following conditions is satisfied on the date of determination and for the 3 month period immediately preceding such date: (a) the common stock is designated for quotation on the NASDAQ Global Select Market, Global Market or Capital Market (the "Principal Market") and shall not have been suspended from trading on such exchange or market and neither delisting nor suspension by such exchange or market shall have been threatened or pending either (i) in writing by such exchange or market or (ii) by falling below the minimum listing maintenance requirements of such exchange or market; (b) any applicable shares of common stock to be issued in connection with the event requiring determination may be issued in full without violating the provisions of this indenture and the rules or regulations of the Principal Market; (c) either (i) the registration statement filed pursuant to the registration rights agreement shall be effective and available for the resale of all remaining registrable securities in accordance with the terms of the registration rights agreement and there shall not be any grace periods (as defined in the registration rights agreement) or (ii) all shares of common stock issuable upon conversion of the notes shall be eligible for resale by the holders without restriction and without the need for registration under any applicable federal or state securities laws; (d) no Change in Control shall have occurred during such period, and no Change in Control shall have been publicly announced which has not been abandoned, terminated or consummated and publicly announced as such; (e) we shall have delivered shares of our common stock upon conversion of the note on a timely basis as set forth in section 15.2 of the indenture; (f) there shall not have occurred an event of default; and (g) any stockholder approvals necessary for the issuance of all of the common stock issuable hereunder upon conversion shall have been obtained.

         "EXCLUDED COLLATERAL" means all of the following:

         (a) any lease, license, contract, property right or agreement to which the grantor of the security interest (the "Grantor") is a party or any of the Grantor's rights or interests thereunder if and only for so long as the grant of a lien under the Security Documents will constitute or result in a breach, termination or default under any such lease, license, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law or principles of equity); PROVIDED that such lease, license, contract, property right or agreement will be Excluded Collateral only to the extent and for so long as the consequences specified above will result and will cease to be Excluded Collateral and will become subject to the lien granted under the Security Documents, immediately and automatically, at such time as such consequences will no longer result;

         (b) real property acquired by the Grantor after the date of the indenture that has a fair market value not exceeding $100,000 in the aggregate, and any real property leased by the Grantor;

         (c) one-third of the capital stock of each foreign subsidiary; and

         (d) any other property or assets in which a lien cannot be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant jurisdiction, so long as the aggregate fair market value of all such property and assets does not at any one time exceed $250,000.

         "FIRST PRIORITY LIEN OBLIGATIONS" means Senior Indebtedness under the Senior Facility and purchase money obligations incurred in compliance with
Section 5.12 of the indenture including all interest accrued or accruing (or which would, absent the commencement of a an insolvency proceeding, accrue) after the commencement of an insolvency proceeding in accordance with and at the rate specified in the Senior Facility or other First Priority Lien Obligation whether or not the claim for such interest is allowed as a claim in such insolvency proceeding. To the extent any payment with respect to the First Priority Lien Obligations (whether by or on behalf of any borrower, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar person, the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

         "FIRST PRIORITY LIENS" means all Liens that secure the First Priority Lien Obligations.

         "INDEBTEDNESS" means, with respect to any specified person, any indebtedness of such person (excluding accrued expenses and trade payables), whether or not contingent:

         (a)      in respect of borrowed money;

         (b)      evidenced by bonds, notes, debentures or similar instruments;

         (c)      in respect of banker's acceptances;

         (d)      representing capital lease obligations;

         (e) representing the balance deferred and unpaid of the purchase price of any property or services due more than one year after such property is acquired or such services are completed;

         if and to the extent any of the preceding items would appear as a liability upon a balance sheet of the specified person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a lien on any asset of the specified person (whether or not such Indebtedness is assumed by the specified person) and, to the extent not otherwise included, the guarantee by the specified person of any Indebtedness of any other person.

         "LIEN" means, with respect to any asset, any mortgage, deed of trust, deed to secure debt, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); PROVIDED that in no event shall an operating lease be deemed to constitute a Lien.

         "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the notes, the indenture, the securities (as such term is defined in the registration rights agreement) and all other obligations, liabilities and indebtedness of every kind, nature and description owing by the Grantor under the notes, the securities, the indenture, the securities purchase agreement, and the registration rights agreement, in each case whether now or hereafter existing, direct or indirect, absolute or contingent, due or not due, primary or secondary, liquidated or unliquidated, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising on or after the commencement of a proceeding under Title 11, U.S. Code or any similar federal or state law for the relief of debtors (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

         "PERMITTED LIEN" means (a) liens for taxes, fees and other governmental charges, either not delinquent or being contested in good faith by appropriate proceedings and for which we maintain adequate reserves as required by GAAP, (b) liens arising from judgments resulting from circumstances that do not constitute an event of default, (c) liens in favor of financial institutions in connection with our deposit accounts securing standard fees for deposit, lockbox and other services (but not borrowed money), (d) non-exclusive licenses granted to others in the ordinary course of business, (e) liens of materialmen, carriers, mechanics or similar liens arising in the ordinary course of business and securing obligations that are not more than sixty (60) days past due or which are being contested in good faith, (f) deposits in the ordinary course of business under worker's compensation and other similar laws, (g) liens on cash collateral granted to secure performance bonds and similar assurances of performance entered into the ordinary course of business, but only to the extent such performance bonds or similar assurances secure obligations not past due,
(h) easements, restrictions and irregularities in title and other similar charges or encumbrances affecting real property incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the real property subject thereto or materially adversely interfere with the use of such real property for its present purposes, (i) liens in favor of customs authorities arising as a matter of law, (j) leases or subleases granted to others that do not materially interfere with our ordinary course of business or that of our subsidiaries, taken as a whole, (k) any option or other agreement to purchase any of our assets or any assets of any of our subsidiaries the purchase, sale or other disposition of which is not prohibited by any other provision of the indenture,
(l) liens encumbering customary initial deposits and margin deposits, and other liens that are either within the general parameters customary in the industry or incurred in the ordinary course of business, in each case, securing Indebtedness under hedging or similar agreements, (m) liens on property of, or on shares of stock or Indebtedness of, any corporation existing at the time such corporation becomes, or becomes a part of, any subsidiary; PROVIDED that such liens do not extend to or cover any of our property or assets or the property or assets of any other subsidiary other than the property or assets acquired and the proceeds and products thereof and were not incurred in anticipation of such person becoming a subsidiary, (n) licenses granted in connection with collaboration or other strategic arrangements and exclusive licenses granted in connection with or to effect the sale of intellectual property and (o) First Priority Liens, PROVIDED, in each case, that no lien shall be a Permitted Lien if the obligation it secures would be prohibited by the terms of the indenture or the notes and fURTHER PROVIDED, in each case, that if such lien would be created or incurred in connection with an agreement whereby a Change in Control shall occur, such lien will only be a Permitted Lien if the provisions in the indenture in respect of a repurchase event shall be complied with in all respects.

         "SENIOR AGENT" shall mean Comerica Bank in its capacity as collateral agent for the Senior Facility, together with any other successor collateral agent or agent, lender or group of lenders under a Senior Facility.

         "SECURITY DOCUMENTS" means, collectively, the security agreement, the intercreditor agreement and all other security agreements, pledges, collateral assignments or other instruments evidencing, creating or perfecting any liens in favor of the collateral agent, for the benefit of the trustee and the holders, in all or any portion of the collateral, in each case, as amended, modified, restated, supplemented or replaced from time to time.

         "SIGNIFICANT SUBSIDIARY" means, with respect to any person, a subsidiary of such person that would constitute a "significant subsidiary" as such term is defined under Rule 1-02 of Regulation S-X of the Securities and Exchange Commission.

         "TEMPORARY CASH INVESTMENTS" means any of the following:

         (i) Investments in U.S. Government Obligations maturing within 90 days of the date of acquisition thereof;

         (ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500,000,000 and whose long-term debt is rated "A-3" or higher, "A--" or higher or "A--" or higher according to Moody's, S&P or Fitch Credit Rating Co. (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), respectively;

         (iii) Repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above;

         (iv) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than Electroglas, Inc. or an affiliate of Electroglas, Inc.) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc., "A-1" (or higher) according to Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc., or "A-1" (or higher) according to Fitch Credit Rating Co. (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)); and

         (v) Investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (iv) above.

         "TRADING DAY" means (x) if the applicable security is listed or admitted for trading on a national securities exchange, a day on which such national securities exchange is open for business or (y) if the applicable security is not so listed or admitted for trading, a Business Day.

         "WEIGHTED AVERAGE TRADING PRICE" means the volume-weighted average price per share of our common stock as displayed under the heading "Bloomberg VWAP" on Bloomberg page "EGLS [equity] VAP" in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day as our Board of Directors determines in good faith using a volume-weighted method)

                         DESCRIPTION OF THE COMMON STOCK

         The holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders, including the election of directors. Stockholders are not entitled to cumulative voting rights, and, accordingly, the holders of a majority of the shares voting for the election of directors can elect our entire board of directors if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any person to our board of directors.

         The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors, in its discretion, from funds or assets legally available therefor and subject to prior dividend rights of holders of any shares of preferred stock which may be outstanding.

         Bank credit agreements and lease agreements that we may enter into from time to time and debt securities that we may issue from time to time may restrict our ability to declare or pay dividends on our common stock. The indenture with respect to the notes contains such a restriction. Upon our liquidation, dissolution or winding up, subject to prior liquidation rights of the holders of preferred stock, the holders of common stock are entitled to receive on a pro rata basis our remaining assets available for distribution. There are no conversion rights or redemption or sinking fund provisions with respect to our common stock. All outstanding shares of common stock are, and all shares of common stock issuable upon conversion of the securities being offered by this prospectus will be, fully paid and not liable to further calls or assessment by us.

         Pursuant to our stockholder rights plan, each share of our common stock trades with a right to purchase Series A preferred stock under certain circumstances. For a description of these rights, see "ANTI-TAKEOVER EFFECTS OF DELAWARE LAW, OUR CERTIFICATE OF INCORPORATION AND OUR BYLAWS-- STOCKHOLDER RIGHTS PLAN" below.

                       DESCRIPTION OF THE PREFERRED STOCK

         The following briefly summarizes the material terms of our preferred stock. We also refer you to the section of this prospectus entitled "ANTI-TAKEOVER EFFECTS OF DELAWARE LAW, OUR CERTIFICATE OF INCORPORATION AND OUR BYLAWS" for a discussion of certain provisions that could make our acquisition by a third party, a change in our incumbent management, or a similar change of control more difficult.

         As of the date of this prospectus, we are authorized to issue up to 1,000,000 shares of preferred stock, par value $0.01 per share, of which, no shares of preferred stock are outstanding. Our board of directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue from time to time up to an aggregate of 1,000,000 shares of preferred stock in one or more series. Each series of preferred stock will have the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, as our board of directors determines.

            ANTI-TAKEOVER EFFECTS OF DELAWARE LAW, OUR CERTIFICATE OF

                          INCORPORATION AND OUR BYLAWS

         The following paragraphs summarize certain provisions of the Delaware General Corporation Law, or DGCL, our certificate of incorporation and our bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the DGCL and to our certificate of incorporation and bylaws, copies of which are on file with the SEC and may be obtained as set forth in the section of this prospectus entitled "WHERE YOU CAN FIND MORE INFORMATION."

         Certain provisions of our certificate of incorporation and by-laws and Delaware law could make our acquisition by a third party, a change in our incumbent management, or a similar change of control more difficult, including:

         o        an acquisition of us by means of a tender or exchange offer;

         o        an acquisition of us by means of a proxy contest or otherwise;
                  or

         o the removal of a majority or all of our incumbent officers and directors.

         These provisions, which are summarized below, are likely to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that these provisions help to protect our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that this benefit outweighs the potential disadvantages of discouraging such a proposal because our ability to negotiate with the proponent could result in an improvement of the terms of the proposal.

DELAWARE ANTI-TAKEOVER LAW

         We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a business combination with any interested stockholder for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A business combination includes, among other things, a merger or consolidation involving us and the interested stockholder and the sale of more than 10% of our assets. In general, an interested stockholder is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

REMOVAL OF DIRECTORS AND VACANCIES

         Our certificate of incorporation and our bylaws provide that directors may be removed only for cause and only by the affirmative vote of the holders of three-fourth of our shares of capital stock present in person or by proxy and entitled to vote. Under our certificate of incorporation and bylaws, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. The limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third-party to acquire, or discourage a third-party from seeking to acquire, control of our company.

NO CUMULATIVE VOTING

         Our certificate of incorporation and bylaws do not provide for cumulative voting.

STOCKHOLDER MEETINGS

         Our certificate of incorporation and our bylaws provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting. Our certificate of incorporation and our bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our chairman of the board, our chief executive officer or our board of directors. In addition, our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder's intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

UNDESIGNATED PREFERRED STOCK

         The authorization in our certificate of incorporation of undesignated preferred stock makes it possible for our board of directors, without obtaining further stockholder approval, to issue preferred stock with voting rights or other rights or preferences that could impede the success of any attempt to take control of us.

STOCKHOLDER RIGHTS PLAN

         OUR BOARD OF DIRECTORS HAS ADOPTED A STOCKHOLDER RIGHTS PLAN. The stockholder rights plan provides for a dividend distribution of one right on each share of common stock. Each right entitles the holder to buy 1/100th of a share of our Series A preferred stock at an exercise price of $140. Subject to limited exceptions, the rights will become exercisable following the tenth day after a person or group announces acquisition of 15% or more of our common stock, and thereby becomes an "acquiring person," or announces commencement of a tender offer or exchange offer, the consummation of which would result in the ownership by the person or group of 15% or more of our common stock. We will be entitled to redeem the rights at $0.01 per right at any time prior to the close of business of the tenth business day following the public announcement that a person or group has become an acquiring person or the expiration of the rights.

         The operation of the stockholder rights plan could make it more difficult for us to be acquired by another company, even if our acquisition is in the best interests of our stockholders. The rights will cause substantial dilution to a person or group that acquires 15% or more of our common stock on terms not approved by the board of directors.

         The rights will expire on December 4, 2007 unless extended, earlier redeemed, exchanged by us. American Stock Transfer and Trust Company is the rights agent.

SUPERMAJORITY VOTING FOR CERTAIN AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION AND BYLAWS

         The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless a corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our certificate of incorporation and bylaws provide that the affirmative vote of the holders of at least three-fourths of the votes which all our stockholders would be entitled to cast in any election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our certificate of incorporation or bylaws described above under the headings "REMOVAL OF DIRECTORS AND VACANCIES" and "STOCKHOLDER MEETINGS."

                 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion describes material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of the notes and the common stock into which the notes may be converted. The following discussion is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), regulations promulgated under the Code by the U.S. Treasury Department (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the "IRS"), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. Such change could materially and adversely affect the tax consequences described below. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We do not intend to obtain a ruling from the IRS with respect to the tax consequences of acquiring or holding the notes or common stock.

         This summary is for general information only, and does not address all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances or to holders subject to special tax rules, such as: partnerships, subchapter S corporations or other pass-through entities, banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in stocks, securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding the notes as part of an integrated transaction, including a "straddle," "hedge," "constructive sale," or "conversion transaction," U.S. Holders (as defined below) whose functional currency for tax purposes is not the U.S. dollar, and persons subject to the alternative minimum tax provisions of the Code. This summary is directed solely to holders that will hold the notes and common stock into which the notes may be converted as "capital assets" within the meaning of Section 1221 of the Code, which generally means as property held for investment. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder.

         This summary is not a comprehensive description of all of the U.S. federal tax consequences that may be relevant with respect to the acquisition, ownership and disposition of the notes and common stock into which the notes may be converted. We urge you to consult your own tax advisor regarding your particular circumstances and the U.S. federal income and estate tax consequences to you of acquiring, owning and disposing of these securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

         As used herein, the term "U.S. Holder" means a beneficial owner of the notes or common stock into which the notes may be converted that is for U.S. federal income tax purposes:

         o        an individual who is a citizen or resident of the United
                  States;

         o a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia;

         o an estate the income of which is subject to U.S. federal income taxation regardless of its source;

         o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or

         o a trust in existence on August 20, 1996 that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

         Persons other than U.S. Holders, or Non-U.S. Holders, are subject to special U.S. federal income tax considerations, some of which are discussed below.

         If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the notes or the common stock into which the notes may be converted, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership and accordingly, this summary does not apply to partnerships. A partner of a partnership holding the notes or common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition by the partnership of the notes or common stock.

U.S. HOLDERS OF THE NOTES

         STATED INTEREST. Payments of stated interest on a note generally will be included in the gross income of a U.S. Holder as interest income at the time such interest is received or accrued in accordance with the U.S. Holder's regular method of tax accounting, and will be taxable as ordinary income. The notes were not issued with "original issue discount" equal to or in excess of the statutory DE MINIMIS amount.

         ADDITIONAL PAYMENTS. If the amount or timing of any additional payments on a note is contingent, the note could be subject to special rules that apply to contingent payment debt instruments. These rules generally require a U.S. Holder to accrue interest income at a rate higher than the stated interest rate on the note and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, conversion, or retirement of a note before the resolution of the contingencies. In certain circumstances, holders of our notes could receive payments in excess of stated principal or interest. If we automatically convert the notes prior to March 26, 2010, or if the notes are converted prior to March 26, 2010, in connection with certain corporate change of control transactions, we may be required to make an additional payment to the holders of the notes. See above under "THE OFFERING -- ADDITIONAL PAYMENT UPON AUTOMATIC CONVERSION DURING THE FIRST THREE YEARS" and "THE OFFERING -- ADDITIONAL SHARES UPON CONVERSION IN CONNECTION WITH CERTAIN EVENTS." In addition, if the registration statement is not made effective with the SEC within prescribed time periods or if there is any other registration default as described in the registration rights agreement, such non-compliance may result in the payment of additional interest in the manner described in the section "THE OFFERING -- REGISTRATION RIGHTS." We may also be required to adjust the conversion rate under certain circumstances, as described in "DESCRIPTION OF THE NOTES -- CONVERSION PRICE ADJUSTMENTS." We intend to take the position for U.S. federal income tax purposes that the possibility of such payments should not cause the notes to be subject to the special rules applicable to contingent payment debt instruments. Instead, we intend to take the position that any payments of additional interest or additional amounts should be taxable to a U.S. Holder as ordinary interest income when received or accrued, in accordance with such U.S. Holder's usual method of tax accounting. This position is based in part on our determination that as of the date of issuance of the notes, both separately and in the aggregate, the possibility that such additional payments will be made is a "remote" or "incidental" contingency within the meaning of applicable Treasury regulations. Our position in this regard is binding on a U.S. Holder unless the U.S. Holder discloses a contrary position to the IRS. However, this position is not binding on the IRS and the IRS may take a contrary position from that described above, which could affect the timing and character of both income from the notes and our deduction with respect to the potential additional payments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

         MARKET DISCOUNT. If a U.S. Holder purchases a note for an amount that is less than its "revised issue price," within the meaning of Section 1278(a)(4) of the Code (generally, in the case of the notes, the issue price of the note, as determined on the purchase date) such U.S. Holder will be treated as having purchased such note at a "market discount," unless such market discount is less than a DE MINIMIS amount (1/4 of 1 percent of the stated redemption price of the note at maturity times the number of complete years to maturity after the U.S. Holder acquires the note).

         Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment on a note, or any gain realized on the sale, conversion, retirement or other disposition of a note, as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such note at the time of such payment or disposition. If a U.S. Holder disposes of a note with market discount in certain otherwise non-taxable transactions, the U.S. Holder must include accrued market discount as ordinary income as if the U.S. Holder had sold the note at its then fair market value. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the U.S. Holder elects to accrue market discount on a constant yield basis. Once made, such an election may be revoked only with the consent of the IRS and, therefore, should only be made in consultation with a tax advisor.

         A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity of the note or certain earlier dispositions. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant yield basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for federal income tax purposes. Such an election will apply to all debt instruments with market discount acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS. The election, therefore, should only be made in consultation with a tax advisor.

         AMORTIZABLE BOND PREMIUM. If a U.S. Holder purchases a note for an amount that is greater than the sum of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, such U.S. Holder will be considered to have purchased the note with "amortizable bond premium," generally equal in amount to such excess. However, in the case of a convertible bond, such as the notes, the premium is reduced by an amount equal to the value of the conversion option. The holder may determine the conversion option's value using a reasonable method.

         A U.S. Holder may elect to amortize bond premium on a note. Once made, the election applies to all taxable debt instruments then owned and thereafter acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies, and may be revoked only with the consent of the IRS. The election, therefore, should only be made in consultation with a tax advisor. In general, a U.S. Holder amortizes bond premium by offsetting the qualified stated interest allocable to an accrual period with the bond premium allocable to the accrual period, which is determined under a constant yield method pursuant to the applicable Treasury regulations. If the bond premium allocable to an accrual period exceeds the qualified stated interest allocable to such period, the excess is treated by the U.S. Holder as a bond premium deduction. The bond premium deduction for each accrual period is limited to the amount by which the U.S. Holder's total interest inclusions on the debt instrument in prior accrual periods exceed the total amount treated by such U.S. Holder as a bond premium deduction on the debt instrument in prior accrual periods. Any amounts not deductible in an accrual period may be carried forward to the next accrual period and treated as bond premium allocable to that period

         ELECTION TO INCLUDE ALL INTEREST IN INCOME USING A CONSTANT YIELD METHOD. All U.S. Holders may generally, upon election, include in income all interest (including stated interest, market discount, DE MINIMIS market discount, and unstated interest, as adjusted by any amortizable bond premium) that accrues on a note by using a constant yield method applicable to original issue discount, subject to certain limitations and exceptions. Because this election will affect how the U.S. Holder treats debt instruments other than the notes, it should be made only in consultation with a tax advisor.

         CONVERSION OF NOTES SOLELY FOR COMMON STOCK. If we deliver solely common stock upon a U.S. Holder's conversion of a note, such U.S. Holder generally will not recognize any income, gain or loss. The U.S. Holder will recognize gain, however, to the extent that the U.S. Holder receives cash in lieu of a fractional share. The U.S. Holder's aggregate basis in the common stock (including any fractional share for which cash is paid) will equal his adjusted basis in the note, and the U.S. Holder's holding period for the common stock will include the period during which the note was held.

         The amount of any cash and the fair market value of any common stock received by a U.S. Holder that is attributable to accrued but unpaid interest not previously included in income will be taxable to the U.S. Holder as ordinary income. A U.S. Holder's tax basis in any such shares of common stock will equal such accrued interest and the holding period will begin on the day following the conversion.

         SALE, EXCHANGE OR RETIREMENT OF THE NOTES. Upon the sale, redemption, repurchase, retirement or other disposition of a note (other than a conversion for solely for common stock which is discussed above), a U.S. Holder generally will recognize gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the disposition (except to the extent such amount is attributable to accrued but unpaid stated interest, which is taxable as ordinary income if not previously included in such U.S. Holder's income) and (ii) such U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal the cost of the note to such U.S. Holder decreased by the amount of any payments, other than qualified stated interest payments, received. Any gain or loss recognized on such a disposition of a note will be capital gain or loss and will generally be long term capital gain or loss if the note has been held for more than one year at the time of the disposition. The maximum tax rate on long-term capital gains to non-corporate U.S. Holders is generally 15% (for taxable years through December 31, 2010). The deductibility of capital losses may be subject to limitations.

         DIVIDENDS. If, after a U.S. Holder converts a note into common stock, we make a distribution in respect of that stock (or if, as a result of certain conversion rate adjustments or failures to make conversion rate adjustments, there is a deemed distribution to a U.S. Holder of a note as described below under "--ADJUSTMENTS TO THE CONVERSION RATE"), the distribution will be treated as a dividend, taxable to the U.S. Holder as ordinary income, to the extent it is paid from our current or accumulated earnings and profits. If the distribution exceeds our current and accumulated profits, the excess will be treated first as a nontaxable return of capital reducing the U.S. Holder's tax basis in the U.S. Holder's stock. Any remaining excess will be treated as capital gain. We are required to provide shareholders who receive dividends with an information return on Form 1099-DIV that states the extent to which the dividend is paid from our current or accumulated earnings and profits and is thus taxable. If the U.S. Holder is a U.S. corporation, it generally would be able to claim a deduction equal to a portion of any dividends received. In the case of non-corporate U.S. Holders under U.S. federal income tax law subject to expiration after December 31, 2010, the dividends generally will be subject to U.S. federal income tax at rates applicable to net capital gains, provided that certain holding period and other requirements are met.

         ADJUSTMENTS TO THE CONVERSION RATE. The conversion rate may be subject to adjustments under specified circumstances, as described in "DESCRIPTION OF THE NOTES -- CONVERSION PRICE ADJUSTMENTS." Under Section 305 of the Code and the applicable Treasury regulations, a U.S. Holder of notes could, in certain circumstances, be deemed to have received a distribution of our common stock if and to the extent that the conversion rate is adjusted or if we fail to adjust the conversion rate of the notes that have the effect of increasing the holder's proportionate interest in our assets or earnings, which could result in ordinary income to the extent of our current and accumulated earnings and profits. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the notes will generally not be deemed to result in a constructive distribution of our common stock. Certain of the possible adjustments provided in the notes may not qualify as being made pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, we intend to take the position that a U.S. Holder will be deemed to have received constructive distributions from us, even though such U.S. Holder has not received any cash or property as a result of such adjustments. The tax consequences of the receipt of a distribution from us are described above under "-- DIVIDENDS."

         SALE OR EXCHANGE OF COMMON STOCK. A U.S. Holder generally will recognize capital gain or loss on a sale or exchange of common stock. The U.S. Holder's gain or loss will equal the difference between the amount realized by the U.S. Holder and the U.S. Holder's adjusted tax basis in the stock. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received for the stock. Capital gain or loss recognized by a U.S. Holder on a sale or exchange of stock will be long-term if the holder held the stock for more than one year. A U.S. Holder's basis and holding period in common stock received upon a conversion of a note are determined as discussed above under "--CONVERSION OF NOTES SOLELY FOR COMMON STOCK." Long-term capital gain of non-corporate taxpayers is taxed at lower rates than those applicable to ordinary income. The deductibility of capital loss is subject to certain limitations.

         INFORMATION REPORTING AND BACKUP WITHHOLDING. Payments of interest and other current income made by us on, and the proceeds of the sale or other disposition (including a redemption) of, the notes may be subject to information reporting and U.S. federal backup withholding tax at the current rate of 28% if the recipient of such payment fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements. Any amount withheld under the backup withholding rules is allowable as a credit against the holder's U.S. federal income tax, provided that the required information is furnished to the IRS.

NON-U.S. HOLDERS OF THE NOTES

         The rules governing the U.S. federal income taxation of a Non-U.S. Holder are complex and no attempt will be made herein to provide more than a summary of such rules. The following discussion addresses only certain and not all aspects of U.S. federal income taxation. Special rules may apply to certain Non-U.S. Holders such as "controlled foreign corporations" and "passive foreign investment companies." NON-U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE THE EFFECT OF U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS, AS WELL AS TAX TREATIES, WITH REGARD TO AN INVESTMENT IN THE NOTES.

         In general, subject to the discussion below concerning backup withholding:

         (a) Payments of principal or interest (including additional interest) on the notes by us or our paying agent to a beneficial owner of a note that is a Non-U.S. Holder will not be subject to U.S. federal income tax or U.S. withholding tax, provided that, in the case of interest (including additional interest) on the notes, (i) such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code,
(ii) such Non-U.S. Holder is not a "controlled foreign corporation" within the meaning of Section 957(a) of the Code with respect to which we are a "related person" within the meaning of Section 864(d)(4) of the Code, (iii) such interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, and (iv) the certification requirements under Section 871(h) or Section 881(c) of the Code and Treasury regulations thereunder (discussed below) are satisfied;

         (b) A Non-U.S. Holder of a note or common stock will not be subject to U.S. federal income tax on gains realized on the sale, exchange or other disposition of such note or common stock unless (i) such Non-U.S. Holder is an individual who holds the common stock as a capital asset and is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition, and certain conditions are met, in which case the gain will be subject to tax at a rate of 30%, (ii) such gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States and, if certain U.S. income tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States, (iii) the Non-U.S. Holder is subject to Code provisions applicable to certain U.S. expatriates, or (iv) provided that our common stock is part of a class of stock that is regularly traded on an established securities market, in the case of notes held by a Non-U.S. Holder that, on the date of their acquisition, had a fair market value greater than the fair market value on that date of five percent of our common stock or, in the case of common stock held by a person who holds more than five percent of such stock, we are or have been, at any time within the shorter of the five-year period preceding such sale or other disposition or the period such Non-U.S. Holder held the common stock, a U.S. real property holding corporation, or USRPHC, within the meaning of Section 897(c)(2) of the Code for U.S. federal income tax purposes. There can be no assurance that our common stock will be regularly traded on an established securities market at the time of any disposition of a note or our common stock. If our common stock is not regularly traded at the time of a disposition and we are a USRPHC, U.S. federal income tax may apply to a disposition without regard to the size of the Non-U.S. Holder's interest in the notes or our common stock. We do not believe that we are currently a USRPHC or that we will become one in the future; and

         (c) Interest (including additional interest) on the notes not excluded from U.S. federal income tax or U.S. withholding tax as described in (a) above and dividends on common stock after conversion (or deemed distributions to a Non-U.S. Holder of a note as a result of certain conversion rate adjustments or failures to make conversion rate adjustments, as described below under "--ADJUSTMENTS TO THE CONVERSION RATE"), generally will be subject to U.S. withholding tax at a 30% rate (unless such income is effectively connected with a U.S. trade or business as described below), except where an applicable U.S. income tax treaty provides for the reduction or elimination of such withholding tax.

         In order for a Non-U.S. Holder to qualify for the exemption from taxation referred to in (a) above, or to establish eligibility for a lower treaty rate, the "withholding agent" (generally, the last U.S. payor or a non-U.S. payor who is a qualified intermediary or withholding foreign partnership) must have received a statement (generally made on IRS Form W-8BEN or an acceptable substitute) from the Non-U.S. Holder that establishes the Non-U.S. Holder's status as a non-U.S. person and provides other required information.

         If a Non-U.S. Holder of a note or common stock is engaged in a trade or business in the United States and if interest (including additional interest) on the note, dividends on the common stock, or gain realized on the sale, exchange or other disposition of the note or common stock is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from U.S. withholding tax (provided that the certification requirements discussed in the next sentence are met), will generally be subject to U.S. federal income tax on such interest (including additional interest), dividends or gain on a net income basis in the same manner as if it were a U.S. Holder. In lieu of the certificate described in the preceding paragraph, such a Non-U.S. Holder will be required to provide us with a properly executed IRS Form W-8ECI in order to claim an exemption from U.S. withholding tax. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year.

         ADJUSTMENTS TO THE CONVERSION RATE. The conversion rate may be subject to adjustments in certain circumstances, as described in "DESCRIPTION OF THE NOTES -- CONVERSION PRICE ADJUSTMENTS." Any such adjustments or failure to adjust the conversion rate of the notes that have the effect of increasing the holder's proportionate interest in our assets or earnings, could, in certain circumstances, give rise to a deemed distribution to Non-U.S. Holders of the notes. See "-- U.S. HOLDERS OF THE NOTES -- ADJUSTMENTS TO THE CONVERSION RATE" above. In such case, the deemed distribution would be subject to the rules applicable to dividends described in paragraph (c) above. In the case of a deemed distribution, because such deemed distributions will not give rise to any cash from which any applicable U.S. federal withholding tax can be satisfied, we may set off any withholding tax that we are required to collect with respect to any such deemed distribution against cash payments of interest or from cash or shares of our common stock otherwise deliverable to a holder upon a conversion of the notes or a redemption or repurchase of a note.

         BACKUP WITHHOLDING AND INFORMATION REPORTING. Information reporting requirements and backup withholding generally will not apply to payments on a note to a Non-U.S. Holder if the certificate required for exemption from U.S. withholding tax, as described above, is duly provided by such holder, provided that the withholding agent does not have actual knowledge that the holder is a United States person. However, payments of interest on the notes and dividends on our common stock are required to be reported on IRS Form 1042-S even if the payments are not otherwise subject to information reporting. Information reporting requirements and backup withholding will not apply to any payment of the proceeds of the sale of a note or common stock effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury regulations), unless such broker (i) is a United States person, (ii) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a controlled foreign corporation as to the United States, (iv) is a foreign partnership that, at any time during its taxable year, has 50% or more of its income or capital interests owned by U.S. persons or is engaged in a U.S. trade or business, or (v) is a U.S. branch of a foreign bank or a foreign insurance company. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (i), (ii), (iii) or (iv) of the preceding sentence will not be subject to backup withholding, but will be subject to the information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the U.S. office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the note or common stock provides the statements required for exemption from withholding tax, as described above, or otherwise establishes an exemption.

         Any amount withheld from a payment to a Non-U.S. Holder of a note or common stock under the backup withholding rules is allowable as a credit against such holder's U.S. federal income tax liability (which might entitle such holder to a refund), provided that such holder furnishes the required information to the IRS.

         A holder of a note or common stock should consult with its tax advisor regarding the application of the backup withholding rules to its particular situation, the availability of an exemption therefrom and the procedure for obtaining such an exemption, if available.

                             SELLING SECURITYHOLDERS

         We originally issued the notes to purchasers that were accredited investors within the meaning of Regulation D under the Securities Act in transactions exempt from registration under the Securities Act in reliance on
Section 4(2) thereof and Regulation D thereunder. Selling securityholders, including their transferees, pledgees or donees or their successors, may from time to time offer and sell the notes and the common stock into which the notes are convertible pursuant to this prospectus. Our registration of the notes and the common stock issuable upon conversion of the notes does not necessarily mean that the selling securityholders will sell all or any of the notes or the common stock. Unless described herein, none of the selling securityholders has had within the past three years any material relationship with us or any of our predecessors or affiliates.

         The following table sets forth certain information concerning the principal amount of notes beneficially owned by each selling securityholder and the number of shares of our common stock that may be offered from time to time by each selling securityholder under this prospectus. The information is based on information provided to us by or on behalf of the selling securityholders on or prior to May 16, 2007. The number of shares of our common stock issuable upon conversion of the notes shown in the table below represents the maximum number of shares of our common stock issuable upon conversion of the notes assuming conversion of the full amount of notes held by each holder at the conversion price of $2.295 per share (equivalent to 435.72985 shares of our common stock per $1,000 principal amounts of the notes). This conversion rate is subject to adjustments in certain circumstances. Because the selling securityholders may offer all or some portion of the notes or common stock issuable upon conversion of the notes, we have assumed for purposes of the table below that the named selling securityholders will sell all of the notes or convert all of the notes and sell all of the common stock issuable upon conversion of the notes offered pursuant to this prospectus. In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their notes since the date on which they provided the information regarding their notes in transactions exempt from the registration requirements of the Securities Act. Information about the selling securityholders may change over time. Any changed information given to us by the selling securityholders will be set forth in prospectus supplements if and when necessary. See "PLAN OF DISTRIBUTION" for further information.

         To our knowledge, except as described below, the selling securityholders have sole voting and investment power with respect to all of the securities shown as beneficially owned by them.


                                                                                                                      PERCENTAGE OF
                                                                                                     OTHER SHARES     COMMON STOCK
                                                                               NUMBER OF SHARES   BENEFICIALLY OWNED   OUTSTANDING
                                       AGGREGATE PRINCIPAL                     OF COMMON STOCK   BEFORE THE OFFERING    CURRENTLY
                                         AMOUNT OF NOTES      PERCENTAGE OF    THAT MAY BE SOLD   AND ASSUMED TO BE   BENEFICIALLY
                                        BENEFICIALLY OWNED  NOTES OUTSTANDING     HEREUNDER      OWNED FOLLOWING THE      OWNED
                     NAME*               THAT MAY BE SOLD           **               ***               OFFERING           ****
-------------------------------------- -------------------  ------------------ ----------------  -------------------- -------------
QVT Fund, LP                                    $8,500,000        33.01%       3,703,703(1)              --             9.99%(1)
Peninsula Master Fund, LTD(2)                   $4,000,000        15.53%       1,742,919          1,300,000            10.85%
Peninsula Technology Fund, LP(3)                $2,000,000         7.77%         871,459            800,000             6.15%
Linden Capital L.P.                             $5,000,000        19.42%       2,178,649(4)              --             4.99%(4)
UBS O'Connor LLC fbo O'Connor Global
Convertible Arbitrage Master Limited(5)         $1,850,000         7.18%         806,100                 --             2.97%
UBS O'Connor LLC
  fbo O'Connor PIPES Corporate
Strategies Master Limited(6)                      $500,000         1.94%         217,864                 --               --
UBS O'Connor LLC fbo O'Connor
  Trading Value
Master Limited(7)                                 $250,000        --             108,932                 --               --
UBS O'Connor LLC fbo O'Connor Global
Convertible Arbitrage II Master LTD(8)            $150,000        --              65,359                 --               --
Radcliffe SPC, Ltd.
  for and on behalf of the
Class A Segregated Portfolio(9)                 $2,000,000         7.77%         871,459                 --             3.21%
Windward Capital, LP*(10)                       $1,500,000         5.83%         653,594          1,534,334(11)         8.11%

                                TOTAL          $25,750,000



* The selling securityholders identified with an asterisk have identified that they are, or are affiliates of, registered broker-dealers. These selling securityholders have represented that they acquired their securities in the ordinary course of business and, at the time of the acquisition of the securities, had no agreements or understandings, directly or indirectly, with any person to distribute the securities. To the extent that we become aware that any such selling securityholders did not acquire its securities in the ordinary course of business or did have such an agreement or understanding, we will file a post-effective amendment to this registration statement of which this prospectus is a part to designate such person as an "underwriter" within the meaning of the Securities Act of 1933.

** Unless otherwise noted, none of these selling securityholders beneficially owns 1% or more of the outstanding notes.

*** Represents the maximum number of shares of our common stock issuable upon conversion of all of the holder's notes at the conversion rate of
         435.72985 shares of our common stock per $1,000 principal amount of the notes. This conversion rate is subject to adjustment as described under "DESCRIPTION OF NOTES." As a result, the number of shares of common stock issuable upon conversion of the notes may change in the future.

**** Calculated based on Rule 13d-3 of the Securities Exchange Act of 1934, using 26,310,670 shares of our common stock outstanding as of May 11, 2007. In calculating these percentages for each holder of notes, we also treated as outstanding that number of shares of our common stock issuable upon conversion of that holder's notes. However, we did not assume the conversion of any other holder's notes. Based on the 26,310,670 shares of our common stock outstanding as of May 11, 2007, unless otherwise noted, none of these selling securityholders would beneficially own 1% or more of the outstanding shares of our common stock following the sale of securities in the offering.

(1) The Securities Purchase Agreement pursuant to which notes were issued to QVT Fund, LP ("QVT Fund"), provides that QVT Fund will not convert, and we will not cause the conversion of, any notes held by QVT Fund to the extent that such conversion would result in the number of shares of our common stock beneficially owned by QVT Fund (and its affiliates) to exceed 9.99% of the number of shares of our common stock then issued and outstanding (after giving effect to such conversion). The number of shares that may be sold hereunder by QVT Fund, as set forth in column 4, does not give effect to this limitation. As a result of such conversion limitation, this table reflects the beneficial ownership by QVT Fund of 2,920,159 shares of our common stock. Management of QVT Fund is vested in its general partner, QVT Associates GP LLC. QVT Financial LP is the investment manager for QVT Fund and shares voting and investment control over the securities held by QVT Fund. QVT Financial GP LLC is the general partner of QVT Financial LP and as such has complete discretion in the management and control of the business affairs of QVT Financial LP. QVT Associates GP LLC is the general partner of QVT Fund and may be deemed to beneficially own the securities. The managing members of QVT Financial GP LLC are Daniel Gold, Lars Bader, Tracy Fu and Nicholas Brumm. Each of QVT Financial LP, QVT Financial GP LLC, Daniel Gold, Lars Bader, Tracy Fu and Nicholas Brumm disclaims beneficial ownership of the securities held by QVT Fund. QVT Associates GP LLC disclaims beneficial ownership of the securities held by QVT Fund, except to the extent of its pecuniary interest therein.

(2) Peninsula Capital Management, LP is the investment manager of Peninsula Master Fund, Ltd. Peninsula Capital Management, Inc. is the general partner of Peninsula Capital Management, LP and Scott Bedford is the President of Peninsula Capital Management, Inc. Each of Peninsula Capital Management, LP, Peninsula Capital Management, Inc. and Scott Bedford may be deemed to have the power to direct the vote and disposition of the shares of the common stock beneficially owned by Peninsula Master Fund, Ltd.

(3) Peninsula Capital Management, LP is the general partner of Peninsula Technology Fund, LP. Peninsula Capital Management, Inc. is the general partner of Peninsula Capital Management, LP and Scott Bedford is the President of Peninsula Capital Management, Inc. Each of Peninsula Capital Management, LP, Peninsula Capital Management, Inc. and Scott Bedford may be deemed to have the power to direct the vote and disposition of the shares of the common stock beneficially owned by Peninsula Technology Fund, LP.

(4) The Securities Purchase Agreement pursuant to which notes were issued to Linden Capital L.P. ("Linden LP"), provides that Linden LP will not convert, and we will not cause the conversion of, any notes held by Linden LP to the extent that such conversion would result in the number of shares of our common stock beneficially owned by Linden LP (and its affiliates) to exceed 4.99% of the number of shares of our common stock then issued and outstanding (after giving effect to such conversion). The number of shares that may be sold hereunder by Linden LP, as set forth in column 4, does not give effect to this limitation. Linden GP LLC is the general partner of Linden and Siu Min Wong is the managing member of Linden GP LLC. Linden LP, Linden GP LLC and Mr. Wong may be deemed to share power to vote and dispose of the shares of our common stock held by Linden LP.

(5) Andrew Martin is the Portfolio Manager of UBS O'Connor LLC fbo O'Connor Global Convertible Arbitrage Master Limited and as such controls the voting and investment power of these shares and thus may be deemed to beneficially own the shares held by UBS O'Connor LLC fbo O'Connor Global Convertible Arbitrage Master Limited. Mr. Martin disclaims beneficial ownership of the shares held by UBS O'Connor LLC fbo O'Connor Global Convertible Arbitrage Master Limited.

(6) Jeff Putman is the Portfolio Manager of UBS O'Connor LLC fbo O'Connor PIPES Corporate Strategies Master Limited and as such controls the voting and investment power of these shares and thus may be deemed to beneficially own the shares held by UBS O'Connor LLC fbo O'Connor PIPES Corporate Strategies Master Limited. Mr. Putman disclaims beneficial ownership of the shares held by UBS O'Connor LLC fbo O'Connor PIPES Corporate Strategies Master Limited.

(7) George Locasto is the Portfolio Manager of UBS O'Connor LLC fbo O'Connor Trading Value Master Limited and as such controls the voting and investment power of these shares and thus may be deemed to beneficially own the shares held by UBS O'Connor LLC fbo O'Connor Trading Value Master Limited . Mr. Locasto disclaims beneficial ownership of the shares held by UBS O'Connor LLC fbo O'Connor Trading Value Master Limited.

(8) Andrew Martin is the Portfolio Manager of UBS O'Connor LLC fbo O'Connor Global Convertible Arbitrage II Master Limited and as such controls the voting and investment power of these shares and thus may be deemed to beneficially own the shares held by UBS O'Connor LLC fbo O'Connor Global Convertible Arbitrage II Master Limited. Mr. Martin disclaims beneficial ownership of the shares held by UBS O'Connor LLC fbo O'Connor Global Convertible Arbitrage II Master Limited.

(9) Pursuant to an investment management agreement, RG Capital Management, L.P. ("RG Capital") serves as the investment manager of Radcliffe SPC, Ltd.'s Class A Segregated Portfolio. RGC Management Company, LLC ("Management") is the general partner of RG Capital. Steve Katznelson and Gerald Stahlecker serve as the managing members of Management. Each of RG Capital, Management and Messrs. Katznelson and Stahlecker disclaims beneficial ownership of the securities owned by Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio.

(10) Kim Morris is the Principal Portfolio Manager of Windward Capital, L.P. and as such may be deemed to control the voting and investment power of these shares.

(11) Consists of 1,519,700 shares of common stock and 14,634 shares of common stock issuable upon conversion of $150,000 aggregate principal amount of our 5.25% Notes held by this selling securityholder at a conversion price of $10.25 per share of common stock.

                              PLAN OF DISTRIBUTION

         The selling securityholders and their successors, which includes their pledgees, donees, partnership distributees and other transferees receiving the notes or common stock from the selling securityholders in non-sale transfers, may sell the notes and the underlying common stock directly to purchasers or through underwriters, broker-dealers or agents. Underwriters, broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.

         The notes and the underlying common stock may be sold in one or more transactions at:

         o        fixed prices that may be changed;

         o        prevailing market prices at the time of sale;

         o        prices related to the prevailing market prices;

         o        varying prices determined at the time of sale; or

         o        negotiated prices.

         These sales may be effected in a variety of transactions, which may involve cross or block transactions, including the following:

         o on any national securities exchange or quotation service on which the notes or our common stock may be listed or quoted at the time of sale, including the Nasdaq Global Market in the case of our common stock;

         o        in the over-the-counter-market;

         o in transactions otherwise than on these exchanges or services or in the over-the-counter market (privately negotiated transactions);

         o through the writing and exercise of options (including the issuance of derivative securities), whether these options or such other derivative securities are listed on an options or other exchange or otherwise;

         o        through the settlement of short sales; or

         o through any combination of the foregoing, or by any legally available means.

         These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the transaction.

         Selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of the notes or the underlying common stock and deliver these securities to close out short positions. In addition, the selling securityholders may sell the notes and the underlying common stock short and deliver the notes and underlying common stock to close out short positions, provided that the short sale is made after this registration statement is declared effective, or loan or pledge the notes or the underlying common stock to broker-dealers or other financial institutions that in turn may sell such securities. Selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealers or other financial institutions of the notes or the underlying common stock or enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

         Selling securityholders may decide not to sell all or a portion of the notes and the underlying common stock offered by them pursuant to this prospectus or may decide not to sell notes or the underlying common stock under this prospectus. In addition, selling securityholders may sell or transfer their notes and shares of our common stock issuable upon exchange of the notes other than by means of this prospectus. In particular, any securities covered by this prospectus that qualify for sale pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act may be sold thereunder, rather than pursuant to this prospectus.

         The aggregate proceeds to the selling securityholders from the sale of the notes or underlying common stock will be the purchase price of the notes or common stock less any discounts and commissions. A selling securityholder reserves the right to accept and, together with their agents, to reject any proposed purchase of notes or common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

         In order to comply with the securities laws of some jurisdictions, if applicable, the holders of notes and common stock into which the notes are convertible may sell in some jurisdictions through registered or licensed broker dealers. In addition, under certain circumstances in some jurisdictions, the holders of notes and common stock into which the notes are convertible may be required to register or qualify the securities for sale or comply with an available exemption from the registration and qualification requirements.

         Our common stock is listed on the Nasdaq Global Market under the symbol "EGLS." We do not intend to apply for listing of the notes on any securities exchange or for quotation through Nasdaq. The notes originally issued in the private placement are eligible for trading on The Portal Market. However, notes sold pursuant to this prospectus will no longer be eligible for trading on The Portal Market. No assurance can be given as to the development of liquidity or any trading market for the notes.

         The selling securityholders and any underwriters, broker-dealers or agents who participate in the distribution of the notes and the underlying common stock may be deemed to be "underwriters" within the meaning of the Securities Act. As a result, any profits on the sale of the underlying common stock by selling securityholders and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

         If the notes and the underlying common stock are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent's commissions.

         The selling securityholders and any other persons participating in the distribution of the notes or underlying common stock will be subject to the applicable provisions of the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes and the underlying common stock by the selling securityholders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the notes and the underlying common stock to engage in market making activities with respect to the particular notes and underlying common stock being distributed for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the notes and the underlying common stock and the ability to engage in market making activities with respect to the notes and the underlying common stock.

         If required, the specific notes or common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to this registration statement of which this prospectus is a part.

         We entered into a registration rights agreement for the benefit of the holders of the notes to register the notes and common stock into which the notes are convertible under applicable federal securities laws under specific circumstances and specific times. Under the registration rights agreement, the selling securityholders and we have agreed to indemnify each other and our respective controlling persons against, and in certain circumstances to provide contribution with respect to, specific liabilities in connection with the offer and sale of the notes and the common stock, including liabilities under the Securities Act. We will pay substantially all of the expenses incident to the registration of the notes and the common stock, except that the selling securityholders will pay all brokers' commissions and, in connection with an underwritten offering, if any, underwriting discounts and commissions.

         Once sold under this registration statement, of which this prospectus forms a part, the notes and shares of common stock issuable upon conversion of the notes will be freely tradeable in the hands of persons other than our affiliates.

                                  LEGAL MATTERS

         The validity of the securities that may be offered hereby will be passed upon for us by Morrison & Foerster LLP, Palo Alto, California.

                                     EXPERTS

         Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 2004, included in our Annual Report on Form 10-K for the year ended May 31, 2006, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 2004, are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

         The consolidated financial statements as of May 31, 2006 and 2005, and for the year and five month period then ended and management's report on the effectiveness of internal control over financial reporting as of May 31, 2006, incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as expert in auditing and accounting.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

         ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Set forth below is an estimate (except in the case of the SEC registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commission, if any, incurred in connection with the sale of the securities:

SEC registration fee                    $   5,350

Printing and engraving expenses           100,000

Legal fees and expenses                   400,000

Accounting fees and expenses               75,000

Trustee fees and expenses                  50,000

Transfer Agent fees and expenses           25,000

Blue Sky Fees                               5,000

Miscellaneous                               9,650
                                         ---------

Total                                   $ 670,000
                                         =========

         All of the costs identified above will be paid for by us.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 102 of the General Corporation Law of the State of Delaware (the "Delaware Law") permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

         Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and other persons serving at the request of the corporation in related capacities against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

         The Registrant's Certificate of Incorporation and Bylaws include provisions that (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the Delaware Law and (ii) indemnify its directors and officers to the fullest extent permitted by the Delaware Law, including circumstances in which indemnification is otherwise discretionary.

The Registrant has purchased directors' and officers' liability insurance which would indemnify its directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

         ITEM 16. EXHIBITS

   EXHIBIT NUMBER      DESCRIPTION OF EXHIBIT


3.1*     Certificate of Incorporation of Electroglas, Inc., as amended.(1)

3.2*     By-laws of Electroglas, Inc., as amended.(2)

3.3*     Certificate of Designation for Electroglas, Inc.(2)


4.1*     Reference is made to Exhibits 3.1 and 3.2.

4.2* Specimen Common Stock Certificate of Electroglas, Inc., a Delaware corporation.(1)

4.3* Form of Indenture with respect to debt securities that may be offered by Electroglas, Inc.

4.4* Indenture, dated as of March 26, 2007, by and among Electroglas, Inc., Electroglas International, Inc., and The Bank of New York Trust Company, N.A., as trustee.(3)


4.5*     Form of 6.25% Convertible Senior Subordinated Secured Notes due
         2027.(4)

4.6* Registration Rights Agreement, dated as of March 21, 2007, by and between Electroglas, Inc. and purchasers of the 6.25% Convertible Senior Subordinated Secured Notes due 2027.(5)

4.7** First Supplemental Indenture, dated May 15, 2007, by and among Electroglas, Inc., Electroglas International, Inc., and The Bank of New York Trust Company, N.A., as trustee. (6)

5.1* Opinion of Morrison & Foerster LLP with respect to securities that may be offered by Electroglas, Inc.

5.2** Opinion of Morrison & Foerster LLP with respect to the 6.25% Convertible Senior Subordinated Secured Notes due 2027 to be offered by selling securityholders.

12.1*    Statement of Computation of Ratios (contained herein).

23.1*    Consent of Ernst & Young LLP, Independent Registered Public Accounting
         Firm.

23.2*    Consent of BDO Seidman, LLP, Independent Registered Public Accounting
         Firm.

23.3*    Consent of Morrison & Foerster LLP relating to Exhibit 5.1 (included in
         Exhibit 5.1).

23.4**   Consent of Morrison & Foerster LLP relating to Exhibit 5.2 (included in
         Exhibit 5.2).

24.1* Powers of Attorney (included on signature pages to the extent applicable).

25.1* Statement of Eligibility and Qualification on Form T-1 (filed pursuant to the Trust Indenture Act of 1939, as amended).

25.2* Statement of Eligibility and Qualification on Form T-1 (filed pursuant to the Trust Indenture Act of 1939, as amended) with respect to the Indenture, dated as of March 26, 2007, by and among Electroglas, Inc., Electroglas International, Inc., and The Bank of New York Trust Company, N.A., as trustee.

*        Previously Filed.

**       Filed herewith.

(1) Incorporated by reference to the identically numbered exhibit to the Company's Registration Statement on Form S-1 (Commission File No. 33-61528), which became effective on June 23, 1993.

(2) Incorporated by reference to the identically numbered exhibit to the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 30, 1998.

(3) Incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 27, 2007.

(4) Incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 27, 2007.

(5) Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 27, 2007.

(6) Incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 16, 2007.

ITEM 17. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED, HOWEVER, that paragraphs (1)(i) and
         (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

                  (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                  (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or
(x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

         (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                  (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                  (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

         (6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (8) The undersigned registrant hereby undertakes that:

                  (i) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4)or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (ii) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (9) The undersigned hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act (the "Trust Indenture Act") in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the below registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on May 16, 2007.

ELECTROGLAS, INC

By:          /S/ THOMAS M. ROHRS
             -------------------
             Thomas M. Rohrs

             Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                 Title                                                      Date
                          Chairman and Chief Executive Officer (Principal            May 16, 2007
/S/ THOMAS M. ROHRS       Executive Officer)
-------------------
Thomas M. Rohrs

/S/ THOMAS E. BRUNTON     Chief Financial Officer (Principal Financial and           May 16, 2007
---------------------
Thomas E. Brunton         Accounting Officer)

/S/ MEL FRIEDMAN*         Director                                                   May 16, 2007
-----------------
Mel Friedman

/S/ C. SCOTT GIBSON*      Director                                                   May 16, 2007
--------------------
C. Scott Gibson

/S/ JOHN OSBORNE*         Director                                                   May 16, 2007
-----------------
John Osborne

/S/ FUSEN E. CHEN*        Director                                                   May 16, 2007
------------------
Fusen E. Chen

/S/ JACK G. WILBORN*      Director                                                   May 16, 2007
--------------------
Jack G. Wilborn

*BY: /S/ THOMAS M. ROHRS                                                             May 16, 2007
------------------------
(Attorney-in-Fact)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on May 16, 2007.

ELECTROGLAS INTERNATIONAL, INC.
EGSOFT, INC.
EGSOFT HOLDINGS CORPORATION

By:          /S/ THOMAS M. ROHRS
             -------------------
             Thomas M. Rohrs
             President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to Registration Statement has been signed by the following persons on behalf of each of the above-referenced registrants in the capacities and on the dates indicated.

Signature                   Title                                                      Date
/S/ THOMAS M. ROHRS         President and Director (Principal Executive Officer)       May 16, 2007
-------------------
Thomas M. Rohrs

/S/ THOMAS E. BRUNTON       Chief Financial Officer and Director (Principal            May 16, 2007
---------------------
Thomas E. Brunton           Financial and Accounting Officer)

/S/ WES HIGHFILL*           Director                                                   May 16, 2007
-----------------
Wes Highfill

*BY: /S/ THOMAS M. ROHRS                                                               May 16, 2007
------------------------
(Attorney-in-Fact)

                                  EXHIBIT INDEX

   EXHIBIT NUMBER      DESCRIPTION OF EXHIBIT

3.1*     Certificate of Incorporation of Electroglas, Inc., as amended.(1)

3.2*     By-laws of Electroglas, Inc., as amended.(2)

3.3*     Certificate of Designation for Electroglas, Inc.(2)

4.1*     Reference is made to Exhibits 3.1 and 3.2.

4.2* Specimen Common Stock Certificate of Electroglas, Inc., a Delaware corporation.(1)

4.3* Form of Indenture with respect to debt securities that may be offered by Electroglas, Inc.

4.4* Indenture, dated as of March 26, 2007, by and among Electroglas, Inc., Electroglas International, Inc., and The Bank of New York Trust Company, N.A., as trustee.(3)


4.5*     Form of 6.25% Convertible Senior Subordinated Secured Notes due
         2027.(4)

4.6* Registration Rights Agreement, dated as of March 21, 2007, by and between Electroglas, Inc. and purchasers of the 6.25% Convertible Senior Subordinated Secured Notes due 2027.(5)


4.7** First Supplemental Indenture, dated May 15, 2007, by and among Electroglas, Inc., Electroglas International, Inc., and The Bank of New York Trust Company, N.A., as trustee. (6)

5.1* Opinion of Morrison & Foerster LLP with respect to securities that may be offered by Electroglas, Inc.

5.2** Opinion of Morrison & Foerster LLP with respect to the 6.25% Convertible Senior Subordinated Secured Notes due 2027 to be offered by selling securityholders.

12.1*    Statement of Computation of Ratios (contained herein).

23.1*    Consent of Ernst & Young LLP, Independent Registered Public Accounting
         Firm.

23.2*    Consent of BDO Seidman, LLP, Independent Registered Public Accounting
         Firm.

23.3*    Consent of Morrison & Foerster LLP relating to Exhibit 5.1 (included in
         Exhibit 5.1).

23.4**   Consent of Morrison & Foerster LLP relating to Exhibit 5.2 (included in
         Exhibit 5.2).

24.1* Powers of Attorney (included on signature pages to the extent applicable).

25.1* Statement of Eligibility and Qualification on Form T-1 (filed pursuant to the Trust Indenture Act of 1939, as amended).

25.2* Statement of Eligibility and Qualification on Form T-1 (filed pursuant to the Trust Indenture Act of 1939, as amended) with respect to the Indenture, dated as of March 26, 2007, by and among Electroglas, Inc., Electroglas International, Inc., and The Bank of New York Trust Company, N.A., as trustee.

         *      Previously Filed.

         **     Filed herewith.

(1) Incorporated by reference to the identically numbered exhibit to the Company's Registration Statement on Form S-1 (Commission File No. 33-61528), which became effective on June 23, 1993.

(2) Incorporated by reference to the identically numbered exhibit to the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 30, 1998.

(3) Incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 27, 2007.

(4) Incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 27, 2007.

(5) Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 27, 2007.

(6) Incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 16, 2007.